Term sheet No. 1371 To underlying supplement No. 5 dated May 5, 2011, prospectus supplement dated September 29, 2009 and prospectus dated September 29, 2009	Registration Statement No. 333-162195 Dated November 17, 2011; Rule 433

Deutsche Bank AG, London Branch
$           Leveraged Securities Linked to a Basket of Indices due November 30*, 2012
General
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The Leveraged Securities (the “securities”) are designed for investors who seek an investment that offers exposure to three times the appreciation or depreciation of five indices included in a weighted basket (the “Basket”), each reduced by its respective Adjustment Factor. The securities offer diversified exposure to five indices comprising several asset classes. The securities do not pay any coupons and investors should be willing to lose some or all of their initial investment if the indices depreciate or fail to appreciate sufficiently to offset the effect of the Adjustment Factors over the term of the securities. The securities will be redeemed early upon the occurrence of a Redemption Trigger Event (as described below), in which case investors will lose a significant portion, and could lose all, of their investment. Any payment at maturity or upon an earlier redemption is subject to the credit of the Issuer.

•	Senior unsecured obligations of Deutsche Bank AG due November 30*, 2012.
•	Minimum denominations of $1,000 (the “Face Amount”) and integral multiples of $1,000 in excess thereof.
•	The securities are expected to price on or about November 18*, 2011 (the “Trade Date”) and are expected to settle on or about November 23*, 2011 (the “Settlement Date”).
Key Terms
Issuer:	Deutsche Bank AG, London Branch
Issue Price:	100% of the Face Amount
Basket:	The securities are linked to the leveraged performance of a weighted basket of indices, as set forth below (each a “Basket Index” and collectively, the “Basket Indices”).
		Basket Index	Ticker Symbol	Component Weighting	Initial Reference Level†
		Deutsche Bank Fed Funds Total Return Index (the “Fed Funds Index”)	DBMMFED1	33.33%
		Deutsche Bank Commodity Harvest-10 USD ERAC IndexTM (the “Harvest Index”)	DBCMHVEG	16.67%
		Deutsche Bank Equity Mean Reversion Alpha Index (“EMERALD”)	DBVEMR	16.67%
		Deutsche Bank Haven Plus Excess Return Index (the “Haven Index”)	DBHVPER	10.00%
		Deutsche Bank Trends x12 Excess Return Index (the “Trends Index”)	DBTRDUSX	23.33%
	† The Initial Reference Levels will be set on the Trade Date.
Redemption Amount:	You will receive a cash payment on the Maturity Date or the Redemption Trigger Payment Date, as applicable, per $1,000 Face Amount of securities, calculated as follows:
	$1,000 x	( Final Basket Level )
		Initial Basket Level
	The minimum Redemption Amount will be zero.
Initial Basket Level:	100
Basket Level:
On any trading day: 100 × [1 + 3 x (the sum of each Basket Index Performance multiplied by its respective Component Weighting)]
The Component Weighting for each Basket Index is set forth in the table above under “Basket.”
Your investment will be fully exposed to three times any depreciation in each Basket Index, as further reduced by its respective Adjustment Factor, multiplied by its respective Component Weighting.

Final Basket Level:	The Basket Level, as determined by Deutsche Bank AG, London Branch, on the Final Valuation Date or the Redemption Trigger Valuation Date, as the case may be.
 (Key Terms continued on next page)
Investing in the securities involves a number of risks. See “Risk Factors” beginning on page TS-8 of this term sheet.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this term sheet or the accompanying underlying supplement No. 5, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.
	Price to Public	Discounts and Commissions(1)	Proceeds to Us
Per Security	$1,000.00	$	$
Total	$	$	$
(1) For more detailed information about discounts and commissions, please see “Underwriting (Conflicts of Interest)” in this term sheet.
The agents for this offering are affiliates of ours. For more information see “Underwriting (Conflicts of Interest)” in this term sheet.
The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
Deutsche Bank Securities
November 17, 2011

(Key Terms continued from previous page)
Basket Index Performance:	For each Basket Index:
(	Final Reference Level Initial Reference Level	) x	Adjustment Factor - 1
Initial Reference Level:
For each Basket Index, the closing level for the respective Basket Index on the Trade Date, subject to adjustment in the event of a Market Disruption Event as described in “General Terms of the Securities – Market Disruption Events” in this term sheet.

Final Reference Level:	For each Basket Index:
For purposes of calculating the Redemption Amount payable on the Maturity Date: • the closing level of the respective Basket Index on the Final Valuation Date.
For purposes of calculating the Redemption Amount payable on the Redemption Trigger Payment Date: • the closing level of the respective Basket Index on the Redemption Trigger Valuation Date.
For all other purposes: • the closing level of the respective Basket Index on the applicable trading day.
The closing levels on any trading day are subject to adjustment in the event of a Market Disruption Event as described under “General Terms of the Securities- Market Disruption Events” herein.
Adjustment Factor:	With respect to each Basket Index, the Adjustment Factor will be as follows:
	Fed Funds Index Adjustment Factor Harvest Index Adjustment Factor EMERALD Adjustment Factor Haven Index Adjustment Factor Trends Adjustment Factor	= 0.9975 = 1 – (0.0150 × (Days / 365)) = 1 – (0.0100 × (Days / 365)) = 1 – (0.0100 × (Days / 365)) = 1 – (0.0100 × (Days / 365))

with respect to each applicable Adjustment Factor, “Days” equals the number of calendar days from, and including, the Trade Date to, but excluding, the Final Valuation Date or the Redemption Trigger Valuation Date (each, a “Valuation Date”), as applicable.

Redemption Trigger Event:
If the Basket Level on any trading day during the Observation Period is less than 60 (a “Redemption Trigger Event,” and such trading day, the “Redemption Trigger Date”††), the securities will be redeemed by the Issuer for the Redemption Amount calculated as of the second trading day following the Redemption Trigger Date (the “Redemption Trigger Valuation Date”††), with payment made on the date that is five business days after the Redemption Trigger Valuation Date (the “Redemption Trigger Payment Date”††).

Observation Period:
The period of trading days on which there is no Market Disruption Event, as determined by the Calculation Agent (as defined below) in its sole discretion, with respect to the Basket Indices, from (but excluding) the Trade Date to (and including) the fourth trading day prior to the Final Valuation Date.

Trade Date:	November 18*, 2011
Settlement Date:	November 23*, 2011
Final Valuation Date†††:	November 27*, 2012
Maturity Date†††:	November 30*, 2012
CUSIP / ISIN:	2515A1 EM 9 / US2515A1EM90
*Expected. In the event that we make any change to the expected Trade Date or Settlement Date, the Final Valuation Date and Maturity Date may be changed so that the stated term of the securities remains the same.
†† Subject to postponement as described under “General Terms of the Securities – Market Disruption Events.”
††† Subject to postponement as described under “General Terms of the Securities – Market Disruption Events” and acceleration as described under “General Terms of the Securities – Commodity Hedging Disruption Events” herein.

TABLE OF CONTENTS

ADDITIONAL TERMS SPECIFIC TO THE SECURITIES	TS-2
HYPOTHETICAL EXAMPLES	TS-3
SUMMARY	TS-6
SELECTED PURCHASE CONSIDERATIONS	TS-7
RISK FACTORS	TS-8
RISKS RELATING TO THE SECURITIES	TS-8
RISKS RELATING TO THE BASKET INDICES	TS-11
THE BASKET INDICES	TS-15
THE FED FUNDS INDEX	TS-15
THE HARVEST INDEX	TS-15
THE HAVEN INDEX	TS-21
THE TRENDS INDEX	TS-25
HISTORICAL INFORMATION	TS-29
GENERAL TERMS OF THE SECURITIES	TS-34
U.S. FEDERAL INCOME TAX CONSEQUENCES	TS-40
USE OF PROCEEDS; HEDGING	TS-43
UNDERWRITING (CONFLICTS OF INTEREST)	TS-44

ADDITIONAL TERMS SPECIFIC TO THE SECURITIES

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You should read this term sheet together with the underlying supplement No. 5 dated May 5, 2011, prospectus supplement dated September 29, 2009 relating to our Series A global notes of which these securities are a part and the prospectus dated September 29, 2009. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Underlying supplement No. 5 dated May 5, 2011: http://www.sec.gov/Archives/edgar/data/1159508/000119312511129115/d424b21.pdf

•	Prospectus supplement dated September 29, 2009: http://www.sec.gov/Archives/edgar/data/1159508/000119312509200021/d424b31.pdf

•	Prospectus dated September 29, 2009: http://www.sec.gov/Archives/edgar/data/1159508/000095012309047023/f03158be424b2xpdfy.pdf

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Our Central Index Key, or CIK, on the SEC website is 0001159508. As used in this term sheet, “we,” “us” or “our” refers to Deutsche Bank AG, including, as the context requires, acting through one of its branches.

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This term sheet, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying prospectus supplement and prospectus, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the securities.

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Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this term sheet relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Deutsche Bank AG, any agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, underlying supplement No. 5 and this term sheet if you so request by calling toll-free 1-800-311-4409.

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You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. We will notify you in the event of any changes to the terms of the securities, and you will be asked to accept such changes in connection with your purchase of any securities. You may also choose to reject such changes, in which case we may reject your offer to purchase the securities.

HYPOTHETICAL EXAMPLES

The following table illustrates the hypothetical Redemption Amounts per $1,000 Face Amount of securities, for hypothetical performances of the Basket Indices, payable on the Maturity Date. These examples illustrate that you will lose some or all of your initial investment if, after taking into account the three times leverage factor and the Component Weightings, any one or more Basket Indices depreciate or fail to appreciate sufficiently to offset the effects of the respective Adjustment Factors over the term of the securities and/or significant decreases in the levels of one or more other Basket Indices.  The hypothetical Redemption Amounts set forth below are for illustrative purposes only and assume a period of 375 calendar days from the Trade Date to the Final Valuation Date. The actual Redemption Amount applicable to a purchaser of the securities will be based on the Final Basket Level on the Final Valuation Date or the Redemption Trigger Valuation Date, as the case may be. The numbers appearing in the following table and examples have been rounded for ease of analysis.

For purposes of this table and these examples, it is assumed that a Redemption Trigger Event does not occur. If a Redemption Trigger Event occurs, you will lose a significant portion, and could lose all, of your investment in the securities.

Basket Index	Basket Index Performance Excluding Adjustment Factor	Basket Index Performance Including Adjustment Factor
Fed Funds Index	1.00%	0.75%
Harvest Index	10.00%	8.30%
EMERALD	10.00%	8.87%
Haven Index	10.00%	8.87%
Trends Index	10.00%	8.87%
Final Basket Level		118.205
Redemption Amount at Maturity		$1,182.05
Fed Funds Index	0.70%	0.45%
Harvest Index	0.00%	-1.54%
EMERALD	0.00%	-1.03%
Haven Index	0.00%	-1.03%
Trends Index	0.00%	-1.03%
Final Basket Level		98.136
Redemption Amount at Maturity		$981.36
Fed Funds Index	0.70%	0.45%
Harvest Index	-10.00%	-11.39%
EMERALD	-10.00%	-10.92%
Haven Index	-10.00%	-10.92%
Trends Index	-10.00%	-10.92%
Final Basket Level		78.367
Redemption Amount at Maturity		$783.67

Example 1: The Final Reference Level of the Fed Funds Index increases 1.00% from the Initial Reference Level, and the Final Reference Levels of the other Basket Indices increase 10.00% from their respective Initial Reference Levels. Assuming a period of 375 calendar days from the Trade Date to the Final Valuation Date, the Final Basket Level would be 118.205, calculated as follows:

Final Basket Level	=	100 x [1 + 3 x (the sum of each Basket Index Performance multiplied by its respective Component Weighting)]

=	100 x [1 + 3 x ((0.75% x 33.33%) + (8.30% x 16.67%) + (8.87% x 16.67%) + (8.87% x 10.00%) + (8.87% x 23.33%))]
=	118.205

Accordingly, on the Maturity Date, you would receive a Redemption Amount of $1,182.05 per $1,000 Face Amount, calculated as follows:

Redemption Amount	= $1,000	x	Final Basket Level
			Initial Basket Level
	= $1,000	x	118.205
			100
	= $1,182.05

Example 2: The Final Reference Level of the Fed Funds Index increases 0.70% from the Initial Reference Level, and the Final Reference Levels of the other Basket Indices do not change from their respective Initial Reference Levels. In this case, even though the Final Reference Levels of four of the Basket Indices do not change from their respective Initial Reference Levels and the Fed Funds Index increases from its Initial Reference Level, you would receive a payment at maturity that is less than $1,000 per Face Amount of securities because the increase in the Final Reference Level of the Fed Funds Index is not sufficient to offset the effects of the respective Adjustment Factors, and because the leverage feature amplifies the effects of the Adjustment Factors. Assuming a period of 375 calendar days from the Trade Date to the Final Valuation Date, the Final Basket Level would be 98.136, calculated as follows:

Final Basket Level	=	100 x [1 + 3 x (the sum of each Basket Index Performance multiplied by its respective Component Weighting)]
	=	100 x [1 + 3 x ((0.45% x 33.33%) + (-1.54% x 16.67%) + (-1.03% x 16.67%) + (-1.03% x 10.00%) + (-1.03% x 23.33%))]
	=	98.136

Accordingly, on the Maturity Date, you would receive a Redemption Amount of $981.36 per $1,000 Face Amount, calculated as follows:

Redemption Amount	= $1,000	x	Final Basket Level
			Initial Basket Level
	= $1,000	x	98.136
			100
	= $981.36

Example 3: The Final Reference Level of the Fed Funds Index increases 0.70% from the Initial Reference Level, and the Final Reference Levels of the other Basket Indices decrease 10.00% from their respective Initial Reference Levels. In this case, you would receive a payment at maturity that is significantly less than $1,000 per $1,000 Face Amount of securities because of the leverage feature, which amplifies the effects of the decreases in the levels of the Basket Indices and the effects of the respective Adjustment Factors. Assuming a period of 375 calendar days from the Trade Date to the Final Valuation Date, the Final Basket Level would be 78.367, calculated as follows:

Final Basket Level	=	100 x [1 + 3 x (the sum of each Basket Index Performance multiplied by its respective Component Weighting)]

=	100 x [1 + 3 x ((0.45% x 33.33%) + (-11.39% x 16.67%) + (-10.92% x 16.67%) + (-10.92% x 10.00%) + (-10.92% x 23.33%))]
=	78.367

Accordingly, on the Maturity Date, you would receive a Redemption Amount of $783.67 per $1,000 Face Amount, calculated as follows:

Redemption Amount	= $1,000	x	Final Basket Level
			Initial Basket Level
	= $1,000	x	78.367
			100
	= $783.67

The following table illustrates the hypothetical Redemption Amount per $1,000 Face Amount of securities on a hypothetical Redemption Trigger Payment Date for hypothetical performances of the Basket Indices. The hypothetical Redemption Amount set forth below assumes a Redemption Trigger Event occurs on December 19, 2011, December 21, 2011 is the Redemption Trigger Valuation Date, December 28, 2011 is the Redemption Trigger Payment Date, and a period of 33 calendar days from the Trade Date to the Redemption Trigger Valuation Date. The hypothetical Redemption Amount set forth below is for illustrative purposes only. The actual Redemption Amount applicable to a purchaser of the securities will be based on the Final Basket Level on the Final Valuation Date or the Redemption Trigger Valuation Date, as the case may be. The numbers appearing in the following table and example have been rounded for ease of analysis.

	Example 1		Example 2
	Redemption Trigger Date	Redemption Trigger Valuation Date	Redemption Trigger Date	Redemption Trigger Valuation Date
Basket Level	40.000	40.306	40.000	70.275
Redemption Amount	$403.06		$702.75
Return on Securities	-59.69%		-29.73%

Example 1: In this case, assuming the Basket Level stayed at or above 60 prior to December 19, 2011, a Redemption Trigger Event would occur on December 19, 2011, making December 21, 2011 the Redemption Trigger Valuation Date and December 28, 2011 the Redemption Trigger Payment Date. Your securities will be redeemed early because the Basket Level has fallen below 60 on December 19, 2011, triggering a Redemption Trigger Event. Assuming a period of 33 calendar days from the Trade Date to the Redemption Trigger Valuation Date, the Final Basket Level would be 40.306. Accordingly, on the Redemption Trigger Payment Date, you would receive a Redemption Amount of $403.06 per $1,000.00 Face Amount, calculated as follows:

Redemption Amount	= $1,000	x	Final Basket Level
			Initial Basket Level
	= $1,000	x	40.306
			100
	= $403.06

Example 2: Even though the Final Basket Level on the Redemption Trigger Valuation Date is above 60, your securities will still be redeemed early because the Basket Level has fallen below 60 on December 19, 2011, triggering a Redemption Trigger Event.  Assuming a period of 33 calendar days from the Trade Date to the Redemption Trigger Valuation Date, the Final Basket Level would be 70.275. Accordingly, on the Redemption Trigger Payment Date, you would receive a Redemption Amount of $702.75 per $1,000.00 Face Amount, calculated as follows:

Redemption Amount	= $1,000	x	Final Basket Level
			Initial Basket Level
	= $1,000	x	70.275
			100
	= $702.75

Summary

The securities are designed for investors who seek an investment that offers three times leveraged exposure to the performance of the Basket of five Basket Indices: the Deutsche Bank Fed Funds Total Return Index (the “Fed Funds Index”), the Deutsche Bank Commodity Harvest-10 USD ERAC IndexTM (the “Harvest Index”), the Deutsche Bank Equity Mean Reversion Alpha Index (“EMERALD”), the Deutsche Bank Haven Plus Excess Return Index (the “Haven Index”) and the Deutsche Bank Trends x12 Excess Return Index (the “Trends Index”). The securities do not pay any coupons and investors should be willing to lose some or all of their initial investment if the indices depreciate or fail to appreciate sufficiently to offset the effect of the Adjustment Factors over the term of the securities. The securities will be redeemed early upon the occurrence of a Redemption Trigger Event, in which case investors will lose a significant portion, and could lose all, of their investment.

The Deutsche Bank Fed Funds Total Return Index

The Deutsche Bank Fed Funds Total Return Index (the “Fed Funds Index”) is intended to measure the accrual of a deposit invested at the inter-bank overnight interest rate. The inter-bank overnight interest rate refers to the New York closing business rate (Bloomberg: FEDL01). The deposit is compounded daily, with a 360-day-year convention. The Fed Funds Index is calculated on a total return basis on every calendar day. For more information on the Fed Funds Index, including information concerning its calculation methodology, please see the section entitled “The Fed Funds Index” herein.

The Deutsche Bank Commodity Harvest-10 USD ERAC IndexTM

The Deutsche Bank Commodity Harvest-10 USD ERAC IndexTM (the “Harvest Index”) is a target volatility index and it seeks to achieve a 10% target volatility level in the Deutsche Bank Commodity Harvest Excess Return After Cost Index (the “Harvest Base Index”) based on the realized volatility of the Harvest Base Index over a defined period. The Harvest Base Index is intended to reflect the performance of a notional funded investment in the Deutsche Bank Commodity Harvest Excess Return Index (the “Harvest ER Index”) after deduction of running cost of 0.60% per annum. The Harvest ER Index represents a long position in the Deutsche Bank Commodity Booster Index – Benchmark Light Energy (the “Benchmark Booster Index”) and a short position in the S&P GSCITM Light Energy Index (the “S&P GSCI Light Energy Index”). The Benchmark Booster Index seeks to outperform the S&P GSCI Light Energy Index by selecting constituent commodity futures contracts using the futures contract rolling methodology of the Deutsche Bank Liquid Commodity Index—Optimum Yield™. The Harvest ER Index appreciates if the Benchmark Booster Index outperforms the S&P GSCI Light Energy Index. The closing level of the Harvest ER Index is dependent on the relative performance of the Benchmark Booster Index and S&P GSCI Light Energy Index, i.e., whether and the extent to which, the Benchmark Booster Index will outperform the S&P GSCI Light Energy Index. The Harvest Base Index appreciates if the Harvest ER Index appreciates by more than 0.60% per annum and depreciates otherwise.  This is just a summary of the Harvest Index. For additional information about the Harvest Index, please see the section entitled “The Harvest Index” herein.

The Deutsche Bank Equity Mean Reversion Alpha Index

The Deutsche Bank Equity Mean Reversion Alpha Index (“EMERALD”) tracks the performance of a strategy of buying daily volatility and selling weekly volatility with respect to the S&P 500® Index on a weekly rolling basis. EMERALD was created by Deutsche Bank AG, London Branch (the “Index Sponsor”) on October 12, 2009 and is calculated, maintained and published by the Index Sponsor. EMERALD is denominated in U.S. dollars and its closing level was set to 100 on March 16, 1998. This is just a summary of EMERALD. For additional information about EMERALD, please see the section entitled “The Deutsche Bank Equity MEan Reversion ALpha inDex (“EMERALD”)” in underlying supplement No. 5 dated May 5, 2011.

The Deutsche Bank Haven Plus Excess Return Index

The Deutsche Bank Haven Plus Excess Return Index (the “Haven Index”) is intended to reflect the performance of the Deutsche Bank Balanced Currency Harvest (USD) Index (the “Haven Base Index”), with adjustments made to the level of exposure to the Haven Base Index based on EUR/USD spot foreign exchange 1-week implied volatility. The Haven Base Index is intended to reflect the performance of certain notional currency forward rates, based on a strategy of purchasing 3-month forward contracts on certain currencies in jurisdictions with high interest rates and selling 3-month forward contracts on certain currencies in jurisdictions with low interest rates.  Negative movements in the forward rates of the Long Currencies (as defined below) and/or positive movements in the forward rates of the Short Currencies (as defined below) will have an adverse effect on the level of the Haven Base Index, and therefore the Haven Index. This is just a summary of the Haven Index. For additional information about the Haven Index, please see the section entitled “The Haven Index” herein.

The Deutsche Bank Trends x12 Excess Return Index

The Deutsche Bank Trends x12 Excess Return Index (the “Trends Index”) is designed to reflect the return of an investment strategy that seeks to capture returns generated by trends in short-term interest rates by systematically selecting long and short positions in Eurodollar futures contracts. If the index methodology suggests that short-term interest rates are expected to go down, the Trends Index seeks to capture the position by taking a long position in the fifth available Eurodollar futures contract (ranked chronologically), and if the index methodology suggests that short-term interest rates are expected to go up, the Trends Index seeks to capture the position by taking a short position in the fourth Eurodollar futures contract.  The Trends Index will generate positive returns if short term U.S. dollar interest rates rise or fall as expected by reference to the investment strategy.  A long position in a Eurodollar futures contract is expected to generate positive returns when short term U.S. dollar interest rates fall. A short position in a Eurodollar futures contract is expected to generate positive returns when short term U.S. dollar interest rates rise. The inception date of the Trends Index is November 3, 2010. This is just a summary of the Trends Index. For additional information about the Trends Index, please see the section entitled “The Trends Index” herein.

Selected Purchase Considerations

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UNCAPPED APPRECIATION POTENTIAL — The securities provide the opportunity for enhanced returns if the Basket Indices appreciate by an amount that more than offsets the effects of the Adjustment Factors. Investors will receive a return reflecting three times the performance of the Basket Indices, each reduced by its respective Adjustment Factor, multiplied by its applicable Component Weighting. Because the securities are our senior obligations, payment of any amount at maturity or upon the occurrence of a Redemption Trigger Event is subject to our ability to pay our obligations as they become due.

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ACCELERATED LOSS, AND NO PROTECTION AGAINST LOSS — The securities offer leveraged participation in the performance of the Basket Indices, each reduced by the respective Adjustment Factor. Any negative performance of the Basket Indices will be multiplied by three in calculating the Redemption Amount. You may lose a substantial portion or all of your investment as a result.

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POTENTIAL EARLY EXIT WITH MANDATORY LOSS DUE TO REDEMPTION TRIGGER FEATURE — The securities will be redeemed early by the Issuer if a Redemption Trigger Event occurs, in which case you will lose a significant portion, and could lose all, of your investment in the securities. Early redemption upon such a Redemption Trigger Event will be automatic, and you will be entitled to receive only the applicable Redemption Amount payable on the Redemption Trigger Payment Date, based on the Final Basket Level on the Redemption Trigger Valuation Date, even if the Basket Indices subsequently appreciate. The leverage feature of the securities increases the likelihood that a Redemption Trigger Event will occur. If a Redemption Trigger Event occurs, you will not be able to hold your securities to maturity or benefit from any appreciation of the Basket Indices that may occur after the Redemption Trigger Valuation Date, and you will lose a significant portion, and could lose all, of your initial investment.

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RETURN LINKED TO THE PERFORMANCE OF FIVE INDICES — The return on the securities, which may be positive, zero or negative, is fully exposed, on a leveraged basis, to the performance of the five Basket Indices. For more information about the Basket Indices, see “The Basket Indices” in this term sheet.

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THE ADJUSTMENT FACTORS REDUCE THE REDEMPTION AMOUNT PAYABLE AT MATURITY OR ON THE REDEMPTION TRIGGER PAYMENT DATE — The payment at maturity or upon the occurrence of a Redemption Trigger Event will be reduced by the Adjustment Factors for each of the Basket Indices, which will be applied in calculating the respective Basket Index Performance on the Final Valuation Date or the Redemption Trigger Valuation Date, as applicable, and will reduce the return on the securities regardless of whether the Final Reference Level of each Basket Index on the Final Valuation Date or the Redemption Trigger Valuation Date, as applicable, is greater than, less than or equal to its Initial Reference Level.

•	TAX CONSIDERATIONS — You should review carefully the section in this term sheet entitled “U.S. Federal Income Tax Consequences.”

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the securities.

For a discussion of certain German tax considerations relating to the securities, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

We do not provide any advice on tax matters. You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risk Factors

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Basket Indices. You should consider carefully the following discussion of risks together with the risk information contained in the accompanying prospectus supplement and prospectus before you decide that an investment in the securities is suitable for you.

Risks Relating to the Securities

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YOUR INVESTMENT IN THE SECURITIES MAY RESULT IN A LOSS ON A LEVERAGED BASIS — The securities do not guarantee any return of your initial investment. The return on the securities at maturity or upon the occurrence of a Redemption Trigger Event is linked to the performance of the Basket Indices and will depend on whether, and the extent to which, the Final Basket Level is greater than or less than the Initial Basket Level. Your investment will be fully exposed, on a leveraged basis, to any decline in the Basket Indices, resulting in an increased loss on your investment.  Additionally, positive performance of any of the Basket Indices may be offset by negative performance of other Basket Indices, and the Redemption Amount could decline very rapidly if some or all of the Basket Indices decline. In addition, the Adjustment Factors will reduce the Basket Index Performance of each Basket Index, and therefore the Redemption Amount payable in respect of the securities, regardless of whether the performance of any Basket Index is positive or negative. You will lose, on an leveraged basis, some or all of your initial investment if the Final Basket Level is less than the Initial Basket Level.

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THE SECURITIES ARE SUBJECT TO THE ISSUER’S CREDITWORTHINESS — The securities are senior unsecured obligations of the Issuer, Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any payment at maturity or upon early redemption pursuant to the occurrence of a Redemption Trigger Event, depends on the ability of Deutsche Bank AG to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Deutsche Bank AG will affect the value of the securities, and in the event Deutsche Bank AG were to default on its obligations, you may not receive the payment at maturity or upon early redemption owed to you under the terms of the securities.

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TRADING AND OTHER TRANSACTIONS BY US OR OUR AFFILIATES IN THE MARKETS MAY IMPAIR THE VALUE OF THE SECURITIES — We or one or more of our affiliates may hedge our exposure from the securities by entering into equity, commodity, currency or derivative transactions, such as over-the-counter options or exchange-traded instruments. We and our affiliates are also active participants in the markets as dealers, proprietary traders and agents for our customers, and therefore at any given time we may be a party to one or more equity, commodity or currency transactions. Such trading and hedging activities may have material adverse effect on the equity, commodity or currency prices and consequently have a negative impact on the performance of the Basket Indices and make it less likely that you will receive a return on your investment in the securities. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the value of the securities declines. We or our affiliates may also engage in trading in instruments linked to the Basket Indices on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. We or our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to the Basket Indices. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the value of the securities. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, the trading strategy of investing in the securities.

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WE WILL REDEEM THE SECURITIES PRIOR TO THE MATURITY DATE IF A REDEMPTION TRIGGER EVENT OCCURS, IN WHICH CASE YOU WILL LOSE A SIGNIFICANT PORTION OF YOUR INVESTMENT — If a Redemption Trigger Event occurs, we will redeem the securities for the Redemption Amount payable on the Redemption Trigger Payment Date, which will be calculated using the Final Basket Level on the Redemption Trigger Valuation Date. Such Redemption Amount will be substantially less than your initial investment in the securities and could be zero. If the Basket Level is less than 60 on any trading day during the Observation Period, a Redemption Trigger Event will occur, your Redemption Amount will be determined on the Redemption Trigger Valuation Date and you will lose a significant portion or all of your initial investment. In addition, you will not benefit from any increase in the Basket Level that may occur after the Redemption Trigger Valuation Date, and you will not be able to hold your securities to maturity.

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THE INCLUSION OF THE ADJUSTMENT FACTORS REDUCES THE PAYMENT AT MATURITY OR UPON THE OCCURRENCE OF A REDEMPTION TRIGGER EVENT ON A LEVERAGED BASIS — The payment at maturity or upon the occurrence of a Redemption Trigger Event will be reduced because of the inclusion of an Adjustment Factor in the calculation of the performance of each Basket Index. The Adjustment Factors are applied to their respective Basket Index Performances, on the Final Valuation Date or the Redemption Trigger Valuation Date, as applicable, and will reduce the return on the securities regardless of whether or not the Final Reference Level of the relevant Basket Index is greater than its Initial Reference Level. Because the securities offer exposure to three times the performance of the Basket Indices, you are also exposed to the adverse impact of the Adjustment Factor on a three times leveraged basis. At maturity or upon the occurrence of a Redemption Trigger Event, you will receive less than your original investment unless three times the sum of each Basket Index Performance, taking into account the Adjustment Factors, multiplied by its respective Component Weighting is equal to or greater than zero.

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THE RETURN ON THE SECURITIES MAY BE LOWER THAN THE YIELD ON DEBT SECURITIES OF COMPARABLE MATURITY AND MAY BE ZERO OR NEGATIVE — The return on the securities may be lower than the yield on conventional debt securities of a comparable maturity and credit rating. If a Redemption Trigger Event does not occur, at maturity, you will receive a positive return on your investment only if the Final Basket Level, as measured on the Final Valuation Date, exceeds the Initial Basket Level. Even if the Final Basket Level is greater than the Initial Basket Level, the return on the securities may not fully compensate you for any opportunity cost, taking into account inflation and other factors relating to the time value of money.

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CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE SECURITIES PRIOR TO MATURITY — While the payment at maturity or upon the occurrence of a Redemption Trigger Event described in this term sheet is based on the full Face Amount of your securities, the Issue Price of the securities includes the commissions, discounts and fees, if any, and the expected cost of hedging our obligations under the securities through one or more of our affiliates. The hedging costs also include the projected profit that the Issuer or its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the Issue Price of the securities includes these commissions and hedging costs may adversely affect the price at which the Issuer or its affiliates may be willing to purchase the securities in the secondary market, if any. In addition, the hedging activity of the Issuer or its affiliates may result in the Issuer or its affiliates receiving a profit from hedging, even if the market value of the securities declines.

•	NO COUPON PAYMENTS — As a holder of the securities, you will not receive coupon payments.

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NO DIVIDEND PAYMENTS OR VOTING RIGHTS — As a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of stocks comprising the applicable Basket Indices would have.

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LACK OF LIQUIDITY — The securities will not be listed on any securities exchange. Deutsche Bank Securities Inc. (“DBSI”) may offer to purchase the securities in the secondary market but is not required to do so. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which DBSI is willing to buy the securities.

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POTENTIAL CONFLICTS OF INTEREST EXIST BECAUSE WE, THE CALCULATION AGENT AND THE SPONSOR OF THE BASKET INDICES, ARE THE SAME LEGAL ENTITY — Deutsche Bank AG, London Branch is the Issuer of the securities, the calculation agent for the securities (the “Calculation Agent”) and the sponsor of each of the Basket Indices (the “Index Sponsor”). We, as the Calculation Agent, will determine whether there has been a Market Disruption Event with respect to each Basket Index. In the event of any such Market Disruption Event, we may use an alternate method to calculate the closing level of the Basket Index affected by the Market Disruption Event. As the Index Sponsor, we carry out calculations necessary to promulgate the Basket Indices, and we maintain some discretion as to how such calculations are made. In particular, we have discretion in selecting among methods of how to calculate the levels of the Basket Indices in the event the regular means of determining the levels of the Basket Indices are unavailable at the time a determination is scheduled to take place. While we will act in good faith and in a commercially reasonable manner in making all determinations with respect to the securities and the Basket Indices, there can be no assurance that any determinations made by Deutsche Bank AG, London Branch in these various capacities will not affect the levels of the Basket Indices and the value of the securities. Because determinations made by

Deutsche Bank AG, London Branch as the Calculation Agent for the securities and the sponsor of the Basket Indices may affect the Redemption Amount you receive at maturity or upon the occurrence of a Redemption Trigger Event, potential conflicts of interest may exist between Deutsche Bank AG, London Branch and you, as a holder of the securities.

Furthermore, Deutsche Bank AG, London Branch or one or more of its affiliates may have published, and may in the future publish, research reports on the Basket Indices, investment strategies reflected by the Basket Indices or any underlying components of the Basket Indices (or various contracts or products related to the Basket Indices or any components thereof). This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any of these activities may affect the Basket Index Performances and, therefore, the value of the securities or the potential payout on the securities.  Investors should make their own independent investigation of the merits of investing in the securities and the Basket Indices to which the securities are linked.

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OUR ACTIONS AS CALCULATION AGENT AND OUR HEDGING ACTIVITY MAY ADVERSELY AFFECT THE VALUE OF THE SECURITIES — We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as the Calculation Agent and hedging our obligations under the securities.  The Calculation Agent will determine, among other things, whether a Redemption Trigger Event has occurred, the Final Basket Level, Final Reference Level, Basket Index Performance, and the amount that Deutsche Bank AG will pay you at maturity or upon early redemption.  The Calculation Agent will also be responsible for determining whether a Market Disruption Event has occurred, whether a Basket Index has been discontinued and whether there has been a material change in the method of calculation of the Basket Indices.  In performing these duties, the economic interests of the Calculation Agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The determination of a Market Disruption Event by the Calculation Agent could adversely affect the amount of payment you receive at maturity or upon early redemption.

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THE CORRELATION AMONG THE BASKET INDICES COULD CHANGE UNPREDICTABLY — Correlation is the extent to which the levels of the Basket Indices increase or decrease to the same degree at the same time. The value of the securities may be adversely affected by increased correlation among the Basket Indices, in particular in a down market. The value of the securities may also be adversely affected by decreased correlation between the Basket Indices, meaning that positive performance of one or more Basket Indices could be entirely offset by the negative performance of one or more other Basket Indices.

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THE VALUE OF THE SECURITIES WILL BE AFFECTED BY A NUMBER OF UNPREDICTABLE FACTORS — We expect that, generally, the levels of the Basket Indices on any day will affect the value of the securities more than any other single factor. However, the value of the securities will be affected by a number of other factors that may either offset or magnify each other, including:

•	the volatility of the Basket Indices;

•	the time remaining to maturity of the securities;

•	the commodity markets generally;

•	trends of supply and demand for the commodities reflected in the applicable Base Indices;

•	the composition of the Basket Indices and any changes to the component stocks underlying the applicable Basket Indices;

•	the equity markets generally and any stock prices and dividend rates reflected in the applicable Basket Indices;

•	the financial condition and results of operations of any companies whose shares comprise the applicable Basket Indices and conditions generally in the industries in which such companies operate;

•	the value of Treasury Bills;

•	interest rates and yields generally;

•	monetary policies of the Federal Reserve Board and other central banks of various countries;

•	inflation and expectations concerning inflation;

•	the currency markets generally;

•	supply and demand for the securities;

•	a variety of economic, financial, political, regulatory or judicial events including wars, acts of terrorism and natural disasters; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

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THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES ARE UNCLEAR - There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid financial contracts that is described in the section of this term sheet entitled “U.S. Federal Income Tax Consequences.” If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities might be affected materially and adversely. In addition, as described in “U.S. Federal Income Tax Consequences,” in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the securities. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Prospective non-U.S. investors should also note that, as described below in “U.S. Federal Income Tax Consequences—Tax Consequences to Non-U.S. Holders,” legislation enacted in 2010 regarding dividend-related payments could result in the imposition of withholding tax on an investment in the securities. You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Basket Indices

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THE ALLOCATION FEATURE OF THE HARVEST INDEX MAY MAGNIFY YOUR EXPOSURE TO DECREASES IN THE HARVEST BASE INDEX AND/OR REDUCE YOUR EXPOSURE TO INCREASES IN THE HARVEST BASE INDEX —  The Harvest Index adjusts the level of its investment in the Harvest Base Index on a monthly basis.  The level of participation by the Harvest Index in the Harvest Base Index in any given month will depend on the volatility experienced by such Harvest Base Index over the previous three-month period, and may be less than or greater than 100%. For this reason, you may be exposed to any decrease in the level of the Harvest Base Index on an enhanced (i.e., greater than 100%) basis, and your participation in any increase in the level of the Harvest Base Index may be less than 100%.

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THE LEVERAGE FEATURE OF THE HARVEST INDEX MAY MAGNIFY THE EFFECT OF THE EMBEDDED FEE CONTAINED IN THE HARVEST BASE INDEX— As described in more detail under “The Harvest Index” in this term sheet, the Harvest Base Index contains an embedded fee of 0.60% per annum, which applies regardless of the performance of the Harvest Base Index. Because the level of participation of the Harvest Index in the Harvest Base Index may be greater than 100%, the effect of the embedded fee of the Harvest Base Index may be magnified in the Harvest Index. The maximum exposure of the Harvest Index to the Harvest Base Index, on a Rebalancing Date, is 500%. Because the participation of the Harvest Index can be as high as 500%, the effect of the embedded fee for the Harvest Index can be magnified accordingly.

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COMMODITY FUTURES CONTRACTS ARE SUBJECT TO UNCERTAIN LEGAL AND REGULATORY REGIMES, WHICH MAY RESULT IN A HEDGING DISRUPTION EVENT AND A LOSS ON YOUR INVESTMENT — The commodity futures contracts that comprise the components of the Harvest Base Index are subject to legal and regulatory regimes in the United States and, in some cases, in other countries that may change in ways that could adversely affect our ability to hedge our obligations under the securities. The effect on the value of the securities of any future regulatory change, including but not limited to changes resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act, which was enacted on July 21, 2010, is impossible to predict, but could be substantial and adverse to your interest.  For example, we may become subject to position limits on certain commodities, including commodities included in the Harvest Base Index.  Such restrictions may cause us or our affiliates to be unable to effect transactions necessary to hedge our obligations under the securities, in which case we may, in our sole and absolute discretion, accelerate the payment on the securities early and pay you an amount determined in good faith and in a commercially reasonable manner by the Calculation Agent. If the payment on the securities is accelerated, your investment may result in a loss and you may not be able to reinvest your money in a comparable investment. Please see “General Terms of the Securities — Commodity Hedging Disruption Events” in this term sheet.

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COMMODITY PRICES MAY CHANGE UNPREDICTABLY — Market prices of the constituents of the Harvest Base Index may fluctuate rapidly based on numerous factors, including changes in supply and demand relationships, weather, trends in agriculture and trade, fiscal, monetary and exchange control programs, domestic and foreign political and economic events and policies, disease, pestilence, technological developments and changes in interest rates. These factors may affect the values of the related contracts reflected in the Harvest Base Index, consequently the level of the Harvest Index and the value of your securities may be affected in varying ways, and different factors may cause the values of the constituents of the Harvest Index and the volatility of their prices to move in inconsistent directions at inconsistent rates.

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THE LONDON METAL EXCHANGE DOES NOT HAVE DAILY PRICE LIMITS — The official cash offer prices of certain commodities included in the Harvest Base Index are determined by reference to the per unit U.S. dollar cash offer prices of contracts traded on the London Metal Exchange, which we refer to as the LME. The LME is a principals’ market that operates in a manner more closely analogous to the over-the-counter physical commodity markets than regulated futures markets. For example, there are no daily price limits on the LME, which would otherwise restrict the extent of daily fluctuations in the prices of LME contracts. In a declining market, therefore, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. In addition, a contract may be entered into on the LME calling for delivery on any day from one day to three months following the date of such contract and for monthly delivery in any of the next 16 to 24 months (depending on the commodity) following such third month, in contrast to trading on futures exchanges, which call for delivery in stated delivery months. As a result, there may be a greater risk of a concentration of positions in LME contracts on particular delivery dates, which in turn could cause temporary aberrations in the prices of LME contracts for certain delivery dates. If such aberrations occur on the Final Valuation Date or the Redemption Trigger Valuation Date, the per-unit U.S. dollar cash offer prices used to determine the official cash offer prices of certain commodities included in the Harvest Base Index could be adversely affected and the levels of the Harvest Index could be reduced, which will have an adverse effect on your payment at maturity or upon an early redemption.

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THE MARKETS FOR THE UNDERLYING COMMODITIES SUFFER FROM SYSTEMIC RISKS — Changes in supply and demand can have significant adverse effects on the prices of commodities. In addition, commodities tend to be exposed to the risk of fluctuations in currency exchange rates, volatility from speculative activities and the risk that substitutes for the commodities in their common uses will become more widely available or comparatively less expensive. Commodities are variously affected by, among other things, weather, crop yields, natural disasters, pestilence and technological developments, as well as government policies regarding agriculture, energy, trade, fiscal and monetary issues, particularly with regard to subsidies and tariffs.

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THE COMMODITY PRICES REFLECTED IN THE HARVEST BASE INDEX ARE SUBJECT TO EMERGING MARKETS’ POLITICAL AND ECONOMIC RISKS — The commodities included in the Harvest Base Index may be produced in emerging market countries, which are more exposed to the risk of swift political change and economic downturns than their industrialized counterparts. In recent years, many emerging market countries have undergone significant political, economic and social change. In many cases, far-reaching political changes have resulted in constitutional and social tensions, and, in some cases, instability and reaction against market reforms has occurred. There can be no assurance that future political changes will not adversely affect the economic conditions of an emerging market country. Political or economic instability are likely to adversely impact the levels of the Harvest Base Index and, consequently, the levels of the Harvest Index and the return on your investment.

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IF THE LIQUIDITY OF THE COMMODITIES INCLUDED IN THE HARVEST BASE INDEX IS LIMITED, THE VALUE OF THE SECURITIES WOULD LIKELY BE IMPAIRED — Commodities and derivatives contracts on commodities may be difficult to buy or sell, particularly during adverse market conditions. Reduced liquidity on the Final Valuation Date or the Redemption Trigger Valuation Date would likely have an adverse effect on the closing levels of the Harvest Base Index and, therefore, on the level of the Harvest Index and the return on your securities. Limited liquidity relating to the commodities included in the Harvest Base Index may also result in the Index Sponsor being unable to determine the level of the Harvest Base Index using its normal means.

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SUSPENSION OR DISRUPTIONS OF MARKET TRADING IN THE COMMODITY AND RELATED FUTURES MARKETS MAY ADVERSELY AFFECT THE VALUE OF THE SECURITIES — The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the level of the Harvest Base Index and, therefore, the level of the Harvest Index and the value of your securities.

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EMERALD STRATEGY RISK — EMERALD reflects a strategy that aims to monetize the difference between daily volatility and weekly volatility exhibited by the S&P® 500 Index by periodically buying daily volatility and selling weekly volatility on the S&P® 500 Index in equal notional amounts.  EMERALD will appreciate if daily realized volatility exceeds weekly realized volatility over a given week, but will decline if daily realized volatility is less than weekly realized volatility over a given week.  There is no assurance that EMERALD will appreciate during the term of the securities.  The strategy utilized by EMERALD may not be successful, and the level of EMERALD may decline during the term of the securities.

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EMERALD CONTAINS EMBEDDED COSTS — Each Sub-Index of EMERALD represents, for each weekly period, a notional investment of a specified amount in the difference of the daily-observation variance of the S&P 500® Index less the weekly-observation (or period-end-observation, when considered intraweek) variance thereof.  Each week the notional amount of each Sub-Index of EMERALD is reset based on the volatility at resetting over a 6 month period.  The “volatility at resetting” is calculated as the average of (i) the daily realized volatility over the past 3 months and (ii) the 6-month implied volatility on the reset day.  The 6-month implied volatility is calculated from the mid-market expected variances of all available S&P 500® listed option expiry.  The daily observed volatility of each Sub-Index is scaled by a factor of 0.98, which is intended to approximate the costs and expenses of hedging exposure to the strategy underlying EMERALD.  Historically, this cost factor has been on average approximately 1 basis point (0.01%) per trading day.

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HAVEN STRATEGY RISK — The Haven Index employs a volatility filter based on the comparison of the long-term and short-term moving averages of one-week implied volatility of EUR/USD at-the-money options to dynamically adjust its notional participation, up to a maximum of 100%, in the Haven Base Index.  If the short-term average exceeds the long-term average, the volatility filter will reduce the Haven Index’s notional participation in the Haven Base Index. Conversely, if the short-term average falls below the long-term average, the volatility filter will increase the notional participation in the Haven Base Index, up to the maximum of 100%.  Therefore, your exposure to any increase or decrease in the level of the Haven Base Index may be less than 100%. You may not be able to fully participate in the appreciation of the Haven Base Index if the volatility filter reduces the Haven Index’s notional participation in the Haven Base Index to less than 100%, and you may suffer a greater loss if the Haven Base Index depreciates while the volatility filter increases the notional participation in the Haven Base Index.

The Haven Base Index is intended to reflect a strategy of purchasing 3-month forward contracts on certain currencies in jurisdictions with high interest rates and selling 3-month forward contracts on certain currencies in jurisdictions with low interest rates. The strategy reflected in the Haven Base Index takes the view that by taking long positions in high yielding currencies and short positions in low yielding currencies, an investor’s gain from interest rate differentials between high yielding currencies and low yielding currencies will exceed any potential loss from currency rate risk. This strategy may not be successful and the assumptions on which the strategy is predicated may not prove to be accurate.  Various market factors and circumstances at any time and over any period could cause, and have in the past caused, investors to become more risk averse to high yielding currencies, and such risk aversion may lead investors to move out of such currencies rapidly, which will cause the currency to become volatile and lead to large fluctuations, devaluations, exchange controls and inconvertibility — all of which would negatively affect the value of the securities.

If the strategy of the Haven Index or the Haven Base Index is not successful, the level of the Haven Index, and consequently the return on your securities, may be adversely affected.

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GAINS IN CERTAIN COMPONENTS OF THE HAVEN BASE INDEX MAY BE OFFSET BY LOSSES IN OTHER COMPONENTS OF THE HAVEN BASE INDEX — The Haven Base Index reflects the performance of a basket of equally weighted notional long and short 3-month forward positions in certain Eligible Currencies (as defined below) against the U.S. dollar.  The Haven Base Index takes notional long forward positions in those Eligible Currencies with the highest 3-month interest rates for deposits in such currencies (the “Long Currencies”), and takes notional short forward positions in those Eligible Currencies with the lowest 3-month interest rates for deposits in such currencies (the “Short Currencies”).  The performance of the Haven Base Index, and consequently, the Haven Index will be based, in part, on the appreciation or depreciation of the basket of the Long Currencies and the Short Currencies as a whole.  An appreciation of the Long Currencies versus the dollar or a depreciation of the Short Currencies versus the dollar will result in positive returns of the Haven Base Index. Conversely, a depreciation of the Long Currencies versus the dollar or an appreciation of the Short Currencies versus the dollar will result in negative returns of the Haven Base Index. However, positive performance of one or more Eligible Currencies included in the basket may be offset, in whole or in part, by negative performance of one or more other Eligible Currencies in the basket of lesser, equal or greater magnitude, which in the aggregate may cause the return of the Haven Base Index to be equal to or less than zero.

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THE HAVEN BASE INDEX CONTAINS EMBEDDED COSTS — As described in more detail under “The Haven Index” in this term sheet, the Haven Base Index contains an embedded fee of 1.5% per annum, which applies regardless of the performance of the Haven Base Index. This fee will reduce the return of the Haven Base Index, and consequently, the Haven Index on an annual basis. This fee is in addition to, and irrespective of, the Haven Adjustment Factor.

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CURRENCY MARKETS MAY BE VOLATILE — Currency markets may be highly volatile, particularly in relation to emerging or developing nations’ currencies and, in certain market conditions, also in relation to developed nations’ currencies. Significant changes, including changes in liquidity and prices, can occur in such markets within very short periods of time. Foreign currency rate risks include, but are not limited to, convertibility risk and market volatility and potential interference by foreign governments through regulation of local markets, foreign investment or particular transactions in foreign currency. These factors may affect the values of the components reflected in the Haven Base Index, the performance of the Haven Index and the value of your securities in varying ways, and different factors may cause the values of the components of the Haven Base Index and the volatility of their prices to move in inconsistent directions at inconsistent rates.

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EMERGING MARKETS COUNTRIES OFTEN SUFFER FROM POLITICAL AND ECONOMIC INSTABILITY — The components of the Haven Base Index may include emerging market countries, which are more exposed to the risk of swift political change and economic downturns than their industrialized counterparts. Indeed, in recent years, many emerging market countries have undergone significant political, economic and social change. In many cases, far-reaching political changes have resulted in constitutional and social tensions, and in some cases, instability and reaction against market reforms has occurred. With respect to any emerging or developing nation, there is the possibility of nationalization, expropriation or confiscation, political changes, government regulation or social instability. There can be no assurance that future political changes will not adversely affect the economic conditions of an emerging or developing market nation. Political or economic instability is likely to have an adverse effect on the performance of the Haven Base Index, the Haven Index, and, consequently, the return on the securities.

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THE TRENDS INDEX CONTAINS EMBEDDED COSTS — The Trends Index employs a strategy that seeks to go long Eurodollar futures contracts when rates are falling and to go short Eurodollar futures contracts (as defined under “The Basket Indices – The Trends Index” below) when rates are rising.  At any time, the Trends Index is either 100% invested in a long fifth Eurodollar futures contract position or 100% invested in a short fourth Eurodollar futures contract position. The returns are leveraged to twelve times the notional of the Trends Index at rebalancing.  In calculating the level of the Trends Index, the Index Sponsor will charge a 12 basis point fee per quarterly roll to cover the rebalancing costs.  The level of the Trends Index will be adjusted on a rolling basis to reflect the rebalancing costs.

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THE TRENDS INDEX IS SUBJECT TO STRATEGY RISK — The strategy of the Trends Index is to systematically select long and short positions in Eurodollar futures contracts in order to capture returns generated by trends in short-term interest rates. If the Trends Index methodology suggests that short-term rates are expected to go down, the Trends Index will take a long position in the fifth available Eurodollar futures contract (ranked chronologically), and if the Trends Index methodology suggests that short-term rates are expected to go up, the Trends Index will take a short position in the fourth Eurodollar futures contract.  A position switch in the holdings of the Trends Index may happen only at quarterly rebalancing dates.

The strategy of the Trends Index may not be successful and the assumptions on which the strategy is predicated may not prove to be accurate.  The trend of short-term interest rates can be reversed quickly, while the Trends Index cannot make corresponding adjustments quickly as a result of the requirement that position switch occur quarterly.  If the strategy of the Trends Index is not successful, the level of the Trends Index, and consequently the return on your securities, may be adversely affected.

•	THE BASKET INDICES HAVE LIMITED PERFORMANCE HISTORY — Calculation of the levels of the Basket Indices began on the following dates:

Basket Index	Inception Date
Fed Funds Index	October 15, 2007
Harvest Index	May 11, 2008
EMERALD	October 12, 2009
Haven Index	October 15, 2010
Trends	November 3, 2010

Therefore, some of the Basket Indices have limited performance history, and no actual investment which allowed tracking of the performance of these Basket Indices was possible before these respective dates.

THE BASKET INDICES

For a description of EMERALD, see the accompanying underlying supplement No. 5 dated May 5, 2011.

THE FED FUNDS INDEX

The Deutsche Bank Fed Funds Total Return Index (the “Fed Funds Index”) is intended to measure the accrual of a deposit invested at the inter-bank overnight interest rate. The deposit is compounded (reinvested) daily, with a 360-day year-convention. The Fed Funds Index is calculated on a total return basis on every calendar day.

On any calendar day, the closing level of the Fed Funds Index is equal to the Fed Funds Index closing level on the last day before such calendar day upon which a closing level for the Fed Funds Index is available (the “latest publication day”) multiplied by the sum of (i) one and (ii) the product of the inter-bank overnight interest rate for the latest publication day as published on Bloomberg (ticker: FEDL01) multiplied by the quotient of the number of calendar days from but excluding the latest publication day to and including such calendar day divided by 360.

Expressed as formula, the level of the Fed Funds Index on any calendar day is equal to:

IL(t)=((Calendar Days(t,t’) / 360)*R(t’)+1))* IL(t’)

where:

R(t’)	=	the inter-bank overnight interest rate on t’, the latest day before t on which a closing quote is available.

IL(t’)	=	the level of the Fed Funds Index on day t’

IL(t)	=	the level of the Fed Funds Index on day t

THE HARVEST INDEX

General

The Deutsche Bank Commodity Harvest-10 USD ERAC IndexTM (the “Harvest Index”) is a target volatility index and it seeks to achieve a 10% target volatility level in the Deutsche Bank Commodity Harvest Excess Return After Cost Index (the “Base Index”) based on the realized volatility of the Base Index over a defined period. The Base Index is intended to reflect the effect of a deduction of running costs of 0.60% per annum in respect of a notional funded investment in the Deutsche Bank Commodity Harvest Excess Return Index (the “Harvest ER Index”). The Harvest ER Index represents a long position in the Deutsche Bank Commodity Booster Index- Benchmark Light Energy (the “Benchmark Booster Index”) and a short position in the S&P GSCITM Light Energy Index (the “S&P GSCI Light Energy Index”). The Benchmark Booster Index seeks to outperform the S&P GSCI Light Energy Index by selecting constituent commodity futures contracts using the futures contract rolling methodology of the Deutsche Bank Liquid Commodity Index—Optimum Yield™. The Harvest ER Index appreciates if the Benchmark Booster Index outperforms the S&P GSCI Light Energy Index. The closing level of the Harvest ER Index is dependent on the relative performance of the Benchmark Booster Index and S&P GSCI Light Energy Index, i.e., whether and to the extent which, the Benchmark Booster Index will outperform the S&P GSCI Light Energy Index. The Base Index appreciates if the Harvest ER Index appreciates by more than 0.60% per annum and depreciates otherwise.

The Harvest Index

The Harvest Index is intended to reflect the effect of a dynamic allocation strategy in respect of the Base Index based on a fixed target volatility level and the realized volatility of the Base Index over a defined period.  The inception date of the Harvest Index was May 11, 2008.

The Harvest Index has been calculated back to a base date of November 17, 1997.  The level of the Harvest Index is calculated on an excess return after cost basis (the “TV ERAC Closing Level”). The TV ERAC Closing Level was set equal to 100 on November 17, 1997.  The TV ERAC Closing Levels are quoted in U.S. Dollars.

The Harvest Index uses an allocation strategy that seeks to maintain a target volatility  (“TV”) of 10% in the Base Index. Whereas the Base Index has no controls for volatility, the Harvest Index dynamically controls the exposure to the Base Index in order to target realized volatility of 10%.

Rebalancing occurs monthly to reset the participation of the Harvest Index in the Base Index, based upon a comparison of the actual volatility experienced by the Base Index over the previous three months to the target volatility. Notional participation in the Base Index increases when the realized volatility of the Base Index over the previous three months has gone down, and notional participation decreases when the realized volatility of the Base Index has gone up. The maximum exposure of the Harvest Index to the Base Index, on a Rebalancing Date, is 500%. The Base Index contains an embedded fee of 0.60% per annum and the participation of the Harvest Index reflects a leveraged position in its Base Index. Because the participation of the Harvest Index can be as high as 500%, the effect of the embedded fee for the Harvest Index can be magnified accordingly.

If, at a TV Rebalancing Date (as defined below), the actual volatility experienced by the Base Index over the previous three months is 10%, the participation of the Harvest Index in the Base Index will be 100%. If, at the TV Rebalancing Date, the actual volatility experienced by the Base Index over the previous three months is less than 10%, the participation of the Harvest Index in the Base Index will be reset to a level greater than 100%, but no greater than 500%. To maintain the target volatility of 10%, the Harvest Index attempts to compensate for such lower historical volatility in the Base Index by increasing participation going forward. Conversely, if, at a Rebalancing Date, the actual volatility experienced by the Base Index over the previous three months is greater than 10%, the participation of the Harvest Index in the Base Index will be reset to a level less than 100%. In this scenario, to maintain the target volatility of 10%, the Harvest Index attempts to compensate for such higher historical volatility in the Base Index by decreasing participation going forward.  The participation in the Base Index is assessed at each monthly Rebalancing Date.

By way of example, if the realized volatility of the Base Index for a given three-month period is 5% (equal to 50% of the target volatility of 10%), the participation of the Harvest Index in the Base Index will be reset to 200%, and the investor will have 200% exposure to the performance of the Base Index. Conversely, if the realized volatility of the Base Index for a given three-month period is 20% (equal to 200% of the target volatility of 10%), the participation of the Harvest Index in the Base Index will be reset to 50%, and the investor will have 50% exposure to the performance of the Base Index.

As of November 16, 2011, the participation level of the Harvest Index in the Base Index was 500%.

The Base Index

The DB Commodity Harvest Excess Return After Cost Index, the Base Index of the Harvest Index, is intended to reflect the effect of a deduction in respect of running costs of 0.60% per annum in respect of a notional funded investment in the Harvest ER Index.

The closing level for the Base Index (the “Harvest ERAC Closing Level”) will be calculated by the Index Sponsor on a “excess return after cost” basis on each Index Business Day using the closing level of the Harvest ER Index.

The inception date of the Base Index was May 11, 2008.

The Harvest ER Index

The Deutsche Bank Commodity Harvest Excess Return Index - Benchmark Light Energy is sponsored by Deutsche Bank AG, London Branch.  The Harvest ER Index takes a long position in the Benchmark Booster Index and a short position in the S&P GSCI Light Energy Index. The Benchmark Booster Index seeks to outperform the S&P GSCI Light Energy Index by selecting constituent commodity futures contracts using the Optimum Roll Yield Strategy of the Deutsche Bank Liquid Commodity Index—Optimum Yield™ (the “DBLCI-OY”) (see “Rolling Methodology of The Deutsche Bank Liquid Commodity Index—Optimum Yield”) and, at the time of each annual re-weighting, assigning them the same weights as those commodity futures contracts have in the S&P GSCI Light Energy Index.  For livestock and those commodities in the S&P GSCI Light Energy Index for which there is no corresponding DBLCI-OY constituent commodity, the respective S&P GSCI Light Energy Index weight for that commodity is assigned to the corresponding S&P GSCITM single commodity index. As a result, the roll yield performance of livestock and those commodities in the S&P GSCI Light Energy Index for which there is no corresponding DBLCI-OY constituent commodity will have no impact on the performance of the Harvest ER Index. The constituent commodities included in the Benchmark Booster Index are set forth below.

For each index constituent in the Benchmark Booster Index, the selected futures contract is rolled to a new contract when the existing contract is close to expiration. The Benchmark Booster Index re-weights on an annual basis after the new S&P GSCI Light Energy Index weights have been announced.

The Index Sponsor calculates a closing level for the Harvest ER Index on an “excess return” basis (the “Harvest ER Closing Level”) on each Index Business Day.

The inception date of the Harvest ER Index was December 15, 2007.

The S&P GSCI Light Energy Index

The S&P GSCI Light Energy Index is comprised of the same commodity futures as the S&P GSCI Index but with those weights for contracts in the energy sector having been divided by 4 and with resulting higher weights of the remaining S&P GSCI Index commodities. The S&P GSCI Index is designed as a benchmark for investment in the commodity markets and as a measure of commodity market performance over time.  In order to accomplish these objectives, the S&P GSCI Index is calculated primarily on a world production-weighted basis and comprises the principal physical commodities that are the subject of active, liquid futures contracts markets. There is no limit on the number of contracts that may be included in the S&P GSCI Index; any contract that satisfies the eligibility criteria and the other conditions specified in this S&P GSCI Index Methodology as published by Standard & Poor’s will be included. This feature is intended to enhance the suitability of the S&P GSCI Index as a benchmark for commodity market performance and to reflect general levels of price movements and inflation in the world economy.

Components of the Benchmark Booster Index

The table below shows those sub-indices included in the Benchmark Booster Index, as well as their respective weights within the Benchmark Booster Index, as of November 16, 2011.

Sub-Index	Trading Facility for Relevant Commodity	Bloomberg Ticker	Current Weight in Benchmark Booster Index
DBLCI-OY CL (WTI Sweet Light Crude)	N.Y. Mercantile Exchange	DBLCOCLE Index	16.31%
DBLCI-OY MCU (Copper - Grade A)	London Metal Exchange	DBLCYECU Index	7.90%
DBLCI-OY LCO (Brent Crude)	CE Futures U.K.	DBLCYECO Index	7.52%
DBLCI-OY W (Wheat)	Chicago Board of Trade	DBLCOWTE Index	7.04%
DBLCI-OY C (Corn)	Chicago Board of Trade	DBLCOCNE Index	8.95%
DBLCI-OY GC (Gold)	COMEX	DBLCOGCE Index	5.36%
S&P Goldman Sachs Live Cattle Index	Chicago Mercantile Exchange	SPGCLCP Index	5.17%
DBLCI-OY MAL (Aluminium)	London Metal Exchange	DBLCOALE Index	5.05%
DBLCI-OY S (Soybeans)	Chicago Board of Trade	DBLCYESS Index	5.39%
DBLCI-OY SB (Sugar #11)	ICE Futures U.S.	DBLCYESB Index	5.39%
S&P Goldman Sachs Lean Hogs Index	Chicago Mercantile Exchange	SPGCLHP Index	2.99%
DBLCI-OY LGO (Gasoil)	ICE Futures U.K.	DBLCYEGO Index	3.15%
DBLCI-OY CT (Cotton #2)	ICE Futures U.S.	DBLCYECE Index	3.67%
DBLCI-OY HO (Heating Oil)	N.Y. Mercantile Exchange	DBLCOHOE Index	2.34%
DBLCI-OY RB (RBOB Gasoline)	N.Y. Mercantile Exchange	DBLCYERB Index	2.20%
DBLCI-OY NG (Natural Gas)	N.Y. Mercantile Exchange	DBLCYENG Index	1.57%
DBLCI-OY KC (Coffee ""C"")	ICE Futures U.S.	DBLCYEKC Index	1.96%
DBLCI-OY MNI (Primary Nickel)	London Metal Exchange	DBLCYENI Index	1.62%
DBLCI-OY KW (Kansas Wheat)	Kansas City Board of Trade	DBLCYEKW Index	1.77%
DBLCI-OY MZN (Zinc)	London Metal Exchange	DBLCYEZN Index	1.30%
DBLCI-OY MPB (Standard Lead)	London Metal Exchange	DBLCYEPB	0.99%
S&P Goldman Sachs Feeder Cattle Index	Chicago Mercantile Exchange	SPGCFCP Index	0.84%
DBLCI-OY SI (Silver)	N.Y. Mercantile Exchange - COMEX	DBLCYESI Index	0.94%
DBLCI-OY CC (Cocoa)	ICE Futures U.S.	DBLCYECC Index	0.59%

Methodology of the Harvest Index

Participation in the Base Index

The level of notional participation of the Harvest Index in the Base Index is referred to herein as the “Allocation.”

The Allocation, in respect of a TV Rebalancing Date (as defined below), is an amount expressed as a percentage equal to:
Min	(	Maximum Participation,	Target Volatility	)
3m Realized Volatility (T)

Where:

“Maximum Participation” is 500%;

“Target Volatility” is 10%; and

“3m Realized Volatility (T)” is the 3m Realized Volatility calculated on the relevant TV Calculation Date.

Rebalancing occurs on the last Harvest Index Business Day of each calendar month (the “TV Rebalancing Date”). The “TV Calculation Date” for a particular Rebalancing Date is the date that is two Harvest Index Business Days prior to such Rebalancing Date.

A “Harvest Index Business Day“ means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City.

“3m Realized Volatility” means, in respect of a TV Rebalancing Date, the three-month realized return volatility of the Base Index for the relevant Realized Volatility Calculation Period (as defined below) calculated in accordance with the following formula:

Where:

“nbd(T)” means, in respect of the relevant TV Calculation Date, the number of Harvest Index Business Days in the relevant Realized Volatility Calculation Period; and

“Return (tj)” means the log return of the Base Index on the jth Harvest Index Business Day in the relevant Realized Volatility Calculation Period, calculated as follows:

Where:

“ln” means the natural log function;

“Index (tj) ” means the Harvest ERAC Closing Level of the Base Index on the jth Harvest Commodity Index Business Day in the relevant Realized Volatility Calculation Period; and

“Index (tj –1)” means the Harvest ERAC Closing Level of the Base Index on the Harvest Index Business Day immediately preceding the jth Harvest Index Business Day in the relevant Realized Volatility Calculation Period.

“Realized Volatility Calculation Period” means, in respect of a TV Calculation Date, the period from (but excluding) the TV Calculation Date falling in the third calendar month prior to the month in which the TV Calculation Date falls to (and including) the TV Calculation Date.

The TV ERAC Closing Level

Subject to any Index Adjustment Event (as defined below), the TV ERAC Closing Level on each Harvest Index Business Day is calculated by the Index Sponsor as the product of (A) the TV ERAC Closing Level on the TV Rebalancing

Date immediately preceding such Harvest Index Business Day and (B) the sum of (i) 1 and (ii) the product of (x) the Allocation on the TV Rebalancing Date immediately preceding such Harvest Index Business Day and (y) (a) the quotient of (i) the Harvest ERAC Closing Level of the Base Index on such Harvest Index Business Day (as numerator) and (ii) the Harvest ERAC Closing Level of the Base Index on the TV Rebalancing Date immediately preceding such Harvest Index Business Day less (b) 1. Expressed as a formula:

TV(t)	=	TV(m(t))	x	[	1 + Allocation(m(t))	x	(	Index(t)	-1)	]
Index(m(t))

Where:

“TV(t)” is the TV ERAC Closing Level for the relevant Harvest Index Business Day;

“TV (m(t))” is the TV ERAC Closing Level on the TV Rebalancing Date immediately preceding the relevant Harvest Index Business Day;

“Allocation (m(t))” is the Allocation on the TV Rebalancing Date immediately preceding the relevant Harvest Index Business Day;

“Index (t)” means the Harvest ERAC Closing Level of the Base Index on the relevant Harvest Index Business Day; and

“Index (m(t))” means the Harvest ERAC Closing Level of the Base Index on the TV Rebalancing Date immediately preceding the relevant Harvest Index Business Day.

Corrections to the TV ERAC Closing Level

In calculating the TV ERAC Closing Level, the Index Sponsor shall have regard to subsequent corrections to the Harvest ERAC Closing Level of the Base Index in the period up to and including the Index Valuation Time on the third Harvest Index Business Day following the Harvest Index Business Day to which the TV ERAC Closing Level relates but not thereafter.

Index Adjustment Events

An “Index Adjustment Event” may occur if a Base Index Disruption Event occurs in relation to the Base Index on any Base Index Scheduled Publication Day, in which case the Index Sponsor may, in its sole and absolute discretion, either:

(i)
calculate the TV ERAC Closing Levels by reference to the Harvest ERAC Closing Level of the Base Index on the immediately preceding Valid Date for a period of up to ten successive Base Index Scheduled Publication Days; or

(ii)	select a Successor Base Index in respect of the Base Index; or

(iii)	permanently cancel the Harvest Index and the publication of the closing levels relating to the Harvest Index.

In the case of (i) above, if a Base Index Disruption Event continues for the period of ten successive Base Index Scheduled Publication Days as referred to therein, on the expiry of such period the provisions of (ii) or (iii) above shall apply, as selected by the Index Sponsor in its sole and absolute discretion.

If a Base Index Cancellation or Base Index Modification occurs, the Index Sponsor will on the day on which such Base Index Modification or Base Index Cancellation occurs (or, if such day is not an Index Business Day, on the immediately succeeding Index Business Day), in its discretion, either (a) select a Successor Base Index in respect of the Base Index; or (b) permanently cancel the Harvest Index and the publication of the TV ERAC Closing Levels relating to the Harvest Index or (c) make such determinations and/or adjustments to the terms of this description of the Harvest Index as it considers appropriate to determine the TV ERAC Closing Levels on any such day.

For the purposes of this description:

“Base Index Disruption Event” means, in respect of the Base Index, on a Base Index Scheduled Publication Day the Index Sponsor fails to calculate and announce a Harvest ERAC Closing Level.

“Base Index Scheduled Publication Day” means, in respect of the Base Index, a day on which the Harvest ERAC Closing Level is (or but for the occurrence of a Base Index Disruption Event or Force Majeure Event (as defined herein) would have been) published.

“Base Index Cancellation” means, in respect of the Base Index, on or prior to a Harvest Index Business Day the Index Sponsor permanently cancels the Base Index and no Successor Base Index exists.

“Base Index Modification” means, in respect of the Base Index, on or prior to a Harvest Index Business Day the Index Sponsor makes or announces that it will make a material change in the formula for or the method of calculating the Base Index or in any other way materially modifies the Base Index (other than a modification prescribed in that formula or method to maintain the Base Index in the event of changes in the constituent contracts or commodities and other routine events).

The “Index Valuation Time” means 11:00 pm (London time) on each Harvest Index Business Day or, if the publication time of any closing price in respect of any commodity underlying the Base Index is amended, such other time as the Index Sponsor may determine and announce to be the Index Valuation Time.

“Successor Base Index” means, in respect of the Base Index, if the Base Index is (A) not calculated and announced by the Index Sponsor but is calculated and announced by a successor sponsor acceptable to the Index Sponsor, or (B) replaced by a successor index using, in the determination of the Index Sponsor, the same or a substantially similar formula for and method of calculation as used in the calculation of the Base Index then, in each case, that index will be deemed to be the Base Index for the purposes of determining the Harvest ERAC Closing Level.

“Valid Date” means a day which is a Base Index Scheduled Publication Day and a day in respect of which a Base Index Disruption Event has not occurred.

Force Majeure Events

If a Force Majeure Event occurs on an Harvest Index Business Day, the Index Sponsor may in its discretion:

(i) make such determinations and/or adjustments to the terms of the Harvest Index as it considers appropriate to determine the TV ERAC Closing Level on any such Harvest Index Business Day; and/or

(ii) defer publication of the information relating to the Harvest Index until the next Commodity Index Business Day on which it determines that no Force Majeure Event exists; and/or

(iii) permanently cancel publication of the information relating to the Harvest Index.

For the purposes of this description:

A “Force Majeure Event” means an event or circumstance (including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that is beyond the reasonable control of the Index Sponsor and that the Index Sponsor determines affects the determination of the TV ERAC Closing Level in respect of the Harvest Index.

Index Sponsor

All determinations made by the Index Sponsor will be made by it in good faith and in a commercially reasonable manner by reference to such factors as the Index Sponsor deems appropriate and will be final, conclusive and binding in the absence of manifest error.

Change in the Methodology of the Harvest Index

The Index Sponsor will, subject as provided below, employ the methodology described above and its application of such methodology shall be conclusive and binding.  While the Index Sponsor currently employs the above described methodology to calculate the Harvest Index, no assurance can be given that fiscal, market, regulatory, juridical or financial circumstances will not arise that would, in the view of the Index Sponsor, necessitate a modification of or change to such methodology and in such circumstances the Index Sponsor may make any such modification or change as it determines appropriate.  The Index Sponsor may also make modifications to the terms of the Harvest Index in any manner that it may deem necessary, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision contained in this description of the Harvest Index.

Publication of TV ERAC Closing Levels

Subject to the information provided in “Index Adjustment Events” and “Force Majeure Events” above, the Index

Sponsor will publish the TV ERAC Closing Level on Bloomberg page DBCMHVEG <index> or any successor thereto, for each Index Business Day as soon as practicable after the Index Valuation Time.

In case of any conflict between the TV ERAC Closing Level published on Bloomberg page DBCMHVEG <Index> and the TV ERAC Closing Level as calculated pursuant to the index description contained herein and the related index rules (the “Rules”), the TV ERAC Closing Level calculated pursuant to the Index Rules will prevail.

Rolling Methodology of The Deutsche Bank Liquid Commodity Index—Optimum Yield™

The DBLCI-OY’s “Optimum Yield” component, which is utilized by each Base Index, employs a rules-based approach when the DBLCI-OY rolls from one futures contract to another. Rather than selecting the new commodity futures contract (an “Exchange Traded Instrument”) based on a pre-defined schedule, the DBLCI-OY rolls to a successor Exchange Traded Instrument from a list of tradable Exchange Traded Instruments set to expire within the next 13 months in a manner that seeks to generate the maximum implied roll yield (the “Optimum Roll Yield Strategy”). In this way, the DBLCI-OY seeks to maximize the potential roll benefits in backwardated markets and minimize loss in contango markets.

If the price of a futures contract is greater than the spot price, the market is in contango. If the price of a futures contract is below the spot price, the market is in backwardation.  In a contango market, as the time to expiry of a futures contract decreases, the price generally will tend toward the spot price. Assuming a flat spot price, this results in the price of the futures contract falling.  The opposite is true for a market in backwardation.  Thus, a contango market will tend to impact negatively the level of an index while a market in backwardation will tend to impact positively the level of an index.

The DBLCI-OY sub-indices (each a "DBLCI-OY Sub-Index") each reflect the performance of one of the following commodities: WTI Sweet Light Crude Oil, Brent Crude Oil, Gasoline, Gasoil, Heating Oil, Chicago Wheat, Kansas City Wheat, Corn, Soybeans, Sugar, Cotton, Cocoa, Coffee, Aluminum, Copper, Zinc, Nickel, Lead, Gold, Silver, Natural Gas, Live Cattle, Feeder Cattle and Lean Hogs.  The sponsor of each DBLCI-OY Sub-Index is Deutsche Bank AG, London Branch.

On the first day of each month that is a business day in New York, each DBLCI-OY Exchange Traded Instrument is tested for continued inclusion in the DBLCI-OY based on the month in which the contract delivery of the underlying DBLCI index constituent can start. If, on such date, the delivery month is the next month, a new contract is selected. For each DBLCI-OY sub-index, the new Exchange Traded Instrument selected will be the contract with the maximum implied roll yield based on the closing price for each Eligible Contract. An “Eligible Contract” is any contract having a delivery month: (i) no sooner than the month after the delivery month of the commodity futures contract currently in the DBLCI-OY, and (ii) no later than the 13th month after the applicable first New York business day. If two contracts have the same roll yield, the contract with the minimum number of months to the month of expiration is selected.

A closing level for each DBLCI-OY Sub-Index will be calculated by the Index Sponsor on an “excess return” basis. The closing level for a DBLCI-OY Sub-Index is based on the closing price of the underlying futures contracts for such DBLCI-OY Sub-Index on the relevant Index Business Day.  The closing level of each DBLCI-OY Sub-Index is quoted in U.S. dollars and is published by the Index Sponsor on each Index Business Day.

THE HAVEN INDEX

General

The Deutsche Bank Haven Plus Excess Return Index (the “Haven Index”) is intended to reflect the performance of the Deutsche Bank Balanced Currency Harvest (USD) Index (the “Base Index”), with adjustments made to the level of exposure to the Base Index based on EUR/USD spot foreign exchange 1-week implied volatility. The Base Index is intended to reflect the performance of certain notional currency forward rates, based on a strategy of purchasing 3-month forward contracts on certain currencies in jurisdictions with high interest rates and selling 3-month forward contracts on certain currencies in jurisdictions with low interest rates.  Negative movements in the forward rates of the Long Currencies (as defined below) and/or positive movements in the forward rates of the Short Currencies (as defined below) will have an adverse effect on the level of the Base Index, and therefore the Haven Index.

The Haven Index

The Haven Index is intended to reflect the effect of a dynamic allocation strategy in respect of the Base Index based on a volatility filter.  The inception date of the Haven Index was October 15, 2010.

The Haven Index has been calculated back to a base date of December 12, 1999.  The level of the Haven Index is calculated on an excess return basis (the “Haven Index Closing Level”) by Deutsche Bank AG on each index business day. The Haven Index Closing Level is quoted in U.S. dollars.

The Haven Index employs a volatility filter to dynamically control the notional participation, up to a maximum of 100%, in the Base Index.  The volatility filter employs a moving average rule which calculates the ratio of the two-week moving average against the one-year moving average of one week implied volatility of EUR/USD at-the-money options.  If the two-week moving average is above the one-year moving average, meaning that the short-term average exceeds the long-term average, the volatility filter will reduce the notional participation in the Base Index. Conversely, if the two-week moving average is below the one-year moving average, meaning that the short-term average falls below the long-term average, the volatility filter will increase the notional participation in the Base Index, subject to a maximum participation of 100%.

The volatility filter is observed on a daily basis, and the exposure to the Base Index is rebalanced on each index business day.  As of November 17, 2011, the participation level of the Haven Index in the Base Index was 44.93%.

The Base Index - The Deutsche Bank Balanced Currency Harvest (USD) Index

The Deutsche Bank Balanced Currency Harvest (USD) Index was created by Deutsche Bank AG (the “Base Index Sponsor”) on December 19, 2005. The Base Index is intended to reflect a strategy of purchasing 3-month forward contracts on certain currencies in jurisdictions with high interest rates and selling 3-month forward contracts on certain currencies in jurisdictions with low interest rates. This strategy is based on the view that foreign currency forward rates are biased estimators of future foreign currency spot rates, and that currencies that trade at a forward discount tend to outperform on average currencies that trade at a forward premium. The strategy reflected in the Base Index takes the view that by taking long positions in high yielding currencies and short positions in low yielding currencies, an investor’s gain from interest rate differentials between high yielding currencies and low yielding currencies will exceed any potential losses from currency rate risk. The Base Index Sponsor provides no assurance that this expectation is or will remain valid. Various market factors and circumstances at any time and over any period could cause, and have in the past caused, investors to become more risk averse to high yielding currencies. Such risk aversion is greater with respect to the non-G10 currencies (as defined below) and may lead investors to move out of such currencies rapidly, which may lead to the currency becoming volatile and subject to large fluctuations, devaluations, exchange controls and inconvertibility — all of which would negatively affect the value of the securities.

The Base Index thus reflects the value of notional long and short 3-month foreign exchange forward positions in certain foreign currencies against the U.S dollar. The Base Index is recomposed every quarter; at each recomposition, the Base Index Sponsor selects from a larger group of currencies (the “Eligible Currencies”) ten currencies to be the Base Index currencies (the “Index Currencies”) for that quarter.

On October 20, 2011, the Eligible Currencies were the Australian dollar, the Brazilian real, the Canadian dollar, the Swiss franc, the Czech koruna, the Euro, the British pound, the Hungarian forint, the Japanese yen, the Korean won, the Mexican peso, the Norwegian krone, the New Zealand dollar, the Polish zloty, the Swedish krona, the Singapore dollar, the Turkish lira, the Taiwanese dollar, the U.S. dollar and the South African rand. The Australian dollar, the Canadian dollar, the Swiss franc, the Euro, the British pound, the Japanese yen, the Norwegian krone, the New Zealand dollar, the Swedish krona, and the U.S. dollar are the “G10 Currencies.” The remaining Eligible Currencies are the “non-G10 Currencies.”

At each quarterly recomposition, the Base Index Sponsor selects the G10 currencies with the two highest and the two lowest Yield Fix Rates (as defined below), and subsequently selects from the remaining G10 currencies and the remaining non-G10 currencies the currencies with the three highest and three lowest Yield Fix Rates for inclusion in the Base Index for that quarterly period. “Yield Fix Rate” means, for an Eligible Currency, the interest rate for such deposits in such Eligible Currency for a period of three months as set forth on Reuters, or, if such rate does not appear on Reuters, the interest rate for deposits in such Eligible Currency determined by the Base Index Sponsor acting in good faith and in a commercially reasonably manner from such sources as it deems appropriate. The currencies with the highest Yield Fix Rates are the “Long Currencies,” and the currencies with the lowest Yield Fix Rates are the “Short Currencies.” The Base Index reflects notional long forward positions in the Long Currencies, and notional short forward positions in the Short Currencies; these positions are equally weighted. A new equally-weighted basket of notional long and short positions is thus created at each quarterly recomposition, with the notional size of the basket reflecting the increase or decrease in the closing level of the Base Index (the “Base Index Closing Level”) over the prior quarter. During each quarter, the Base Index Closing Level is determined by interpolation of daily published forward rates (e.g., the 3-month, 2-month and 1-month forward rate) for the Eligible Currencies.

An increase in the value of the Long Currencies versus the dollar or decrease in the value of the Short Currencies versus the dollar will drive increases in the Base Index Closing Level. Conversely, a decrease in the value of the Long Currencies versus the dollar or increase in the value of the Short Currencies versus the dollar will drive decreases in the Base Index Closing Level. In addition, the Base Index Closing Level reflects the deduction of an annual 1.5% fee, which accounts for the Base Index being based on published mid-market prices as opposed to dealer-quoted prices, which are lower. As of October 20, 2011, the Long Currencies were the Australian dollar, the Brazilian real, the Hungarian forint, the Norwegian krone and the Turkish lira. As of that date, the Short Currencies were the Japanese yen, the Singapore dollar, the Swiss franc, the Taiwanese dollar and the U.S. dollar.

In addition, at any quarterly recomposition, the Base Index Sponsor may add as an Eligible Currency any currency that: (i) is not subject to a currency peg regime, (ii) is in the “most liquid” category as measured by the most recent Bank for International Settlements Triennial Central Bank Survey of Foreign Exchange and Derivatives Market Activity, and (iii) complies with certain liquidity criteria, or that complies with such additional or alternative criteria as the Base Index Sponsor determines appropriate acting in good faith and in a commercially reasonable manner. Similarly, at any quarterly recomposition, the Base Index Sponsor may remove as an Eligible Currency any currency that does not comply with the foregoing criteria as long as following any such removal there are at least fifteen (15) Eligible Currencies. If any Eligible Currency other than the Euro is the currency of a country that participates in or has announced its intention to participate in the third stage of European Economic and Monetary Union, as determined by the Base Index Sponsor, the Base Index Sponsor may make such adjustments to the methodology and calculation of the Base Index as it determines appropriate to account for such event, including, in its discretion, selecting a replacement currency.

Force Majeure Event and Other Adjustment Events

Force Majeure Event

If a Force Majeure Event occurs or continues on any index business day that in the determination of the Index Sponsor prevents or otherwise affects its determinations in respect of a the Haven Index on such index business day, the Index Sponsor may in its discretion:

(i) make such determinations and/or adjustments to the terms of the Haven Index as it considers appropriate to determine the Haven Index Closing Level on any such index business day; and/or

(ii) defer making available the Haven Index Closing Level until the next index business day on which it determines that no Force Majeure Event exists; and/or

(iii) permanently cease to calculate and make available the Haven Index Closing Level.

For purposes of this description:

“Force Majeure Event” means an event or circumstance other than an Index Disruption Event and a Base Index Disruption Event (including, without limitation, a systems failure, fire, building evacuation, natural or man-made disaster, act of God, act of state, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that is beyond the reasonable control of the Index Sponsor.

Other Adjustment Events

If at any time in the determination of the Index Sponsor:

(a) the Index Sponsor makes or announces that it will make a material change in the formula for or the method of calculating the Haven Index or in any other way materially modifies the Haven Index (an “Index Modification”); or

(b) the Index Sponsor makes an error in the calculation and/or publication of the Haven Index (an “Index Error”); or

(c) the Index Sponsor fails to calculate and/or publish the Haven Index (an “Index Disruption Event”);or

(d) a Base Index Disruption Event occurs; or

(e) the Index Sponsor permanently cancels the Haven Index and no Successor Index exists (an “Index Cancellation” and, together with an Index Modification, an Index Error, an Index Disruption Event and a Base Index Disruption Event, each an “Index Adjustment Event”), then the Index Sponsor may:

(i)  make such determinations and/or adjustments in relation to the determination of the Haven Index and the calculation of the Haven Index Closing Level as it deems appropriate; and/or

(ii)  defer making available the Haven Index Closing Level until the next index business day on which it determines that no Index Adjustment Event exists or subsists; and/or

(iii)  replace the Haven Index or the Base Index with a replacement index in good faith and in a commercially reasonable manner with an index using the same or substantially the same formula for and method of calculation as is used in the calculation of the Haven Index or the Base Index, as applicable; and/or

(iv)  calculate the Haven Index Closing Level by reference to the closing level of the Base Index for a period of up to ten successive days using the most recent Base Index closing level prior to the Force Majeure Event or other Index Adjustment Event; and/or

(v)  permanently cease to calculate and make available the Haven Index Closing Level.

Any adjustment, determination, deferral, replacement or cancellation shall be effective on any such day as determined by the Index Sponsor.

For purposes of this description:

A  “Base Index Disruption Event” means the occurrence of any of the events set out in (i)-(x) below (or any event which the Base Index Sponsor determines may lead to any such event), all as determined by the Base Index Sponsor.  The Base Index Sponsor is Deutsche Bank AG, London Branch.

(i)  Dual Exchange Rate: a currency exchange rate which is used to determine any forward rate, Base Index forward rate or spot exchange rate in respect of any Base Index currency comprising the Base Index on the relevant disrupted day splits into dual or multiple currency exchange rates.

(ii) General Inconvertibility: the occurrence of any event that generally makes it impossible to convert any Base Index currency comprising the Base Index on the relevant disrupted day into U.S. dollars in the Base Index currency jurisdiction for the Base Index currency through customary legal channels.

(iii) General Non-Transferability: the occurrence of any event that generally makes it impossible to deliver:

(A)  U.S. dollars from accounts inside the Base Index currency jurisdiction for any Base Index currency comprising the Base Index on the relevant disrupted day to accounts outside the relevant Base Index currency jurisdiction; or

(B)  any Base Index currency comprising the Base Index on the relevant disrupted day between accounts inside the Base Index currency jurisdiction for the Base Index currency or to a party that is a non-resident of the relevant Base Index currency jurisdiction.

(iv) Governmental Authority Default: with respect to any security or indebtedness for borrowed money of, or guaranteed by, any governmental authority in relation to any Base Index currency comprising the Base Index on the relevant disrupted day, the occurrence of a default, event of default or other similar condition or event (however described) including, but not limited to:

(A)  the failure of timely payment in full of any principal, interest or other amounts due (without giving effect to any applicable grace periods) in respect of any such security, indebtedness for borrowed money or guarantee;

(B)  a declared moratorium, standstill, waiver, deferral, repudiation or rescheduling of any principal, interest or other amounts due in respect of any such security, indebtedness for borrowed money or guarantee; or

(C) the amendment or modification of the terms and conditions of payment of any principal, interest or other amounts due in respect of any such security, indebtedness for borrowed money or guarantee, without the consent of all holders of such obligation.  The determination of the existence or occurrence of any default, event of default or other similar condition or event shall be made without regard to any lack or alleged lack of authority or capacity of such governmental authority to issue or enter into such security, indebtedness for borrowed money or guarantee.

(v)   Governmental Authority Action: any change in, or amendment to, the laws or regulations prevailing in the Base Index currency jurisdiction in respect of any Base Index currency comprising the Base Index on the relevant disrupted day or a change in any application or official interpretation of such laws or regulations or any other action by a governmental authority which the Base Index Sponsor determines may cause any other Base Index Disruption Event to occur or which leads or may lead to the introduction of a "currency peg" regime.

(vi)   Illiquidity: it becomes impossible or not reasonably practicable to obtain a firm quote for a currency exchange rate used to determine any forward rate, Base Index forward rate or spot exchange rate in respect of any Base Index currency comprising such Base Index on the relevant disrupted day.

(vii) Nationalisation: any expropriation, confiscation, requisition, nationalisation or other action by any relevant governmental authority which deprives Deutsche Bank AG (or any of its affiliates), of all or substantially all of its assets in the Base Index currency jurisdiction in respect of any Base Index currency comprising such Base Index on the relevant disrupted day.

(viii) Price Materiality: in relation to any relevant market rate the Base Index Sponsor uses to determine any forward rate, Base Index forward rate or spot exchange rate in respect of any Base Index currency comprising such Base Index on the relevant disrupted day, there is a material difference in such rate as determined by reference to the relevant forward price source(s) on any relevant day and the same rate determined by reference to any other market source(s) on such day, all as determined by the Base Index Sponsor.

(ix)  Price Source(s) Disruption: (A) it becomes impossible to obtain a currency exchange rate used to determine any forward rate, Base Index forward rate or spot exchange rate in respect of any Base Index currency comprising such Base Index on the relevant disrupted day from the relevant price source and (B) the Base Index Sponsor is unable to determine the relevant fallback rate.

(x)  Hedging Disruption: the Base Index Sponsor determines that Deutsche Bank AG and/or any of its affiliates would be unable, after using commercially reasonable efforts, to

(A)  acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction(s) or asset(s) it deems necessary to hedge its position in relation to any securities issued or other relevant transactions relating to or calculated by reference to such Base Index; or

(B)  realize, recover or remit the proceeds of any such transaction(s) or asset(s).

If either the Haven Index or the Base Index is (A) not calculated and announced by the Index Sponsor or the Base Index Sponsor (as the case may be) but is calculated and announced by a successor sponsor acceptable to the Index Sponsor, or (B) replaced by a Successor Index using, in the determination of the Index Sponsor, the same or a substantially similar formula for and method of calculation as used in the calculation of the Haven Index or the Base Index (as applicable), then in each case that index (the Successor Index and successor base index, respectively) will be deemed to be the Haven Index or the Base Index (as applicable).

Change in the Methodology of the Haven Index

The Index Sponsor may modify the methodology used to determine the Index as it deems appropriate if the Index Sponsor is of the view that such change is required in light of fiscal, market, regulatory, juridical or financial circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting any Index currency). The Index Sponsor may also make modifications to the terms of the Index in any manner that it may deem necessary or desirable, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision used to determine the Haven Index Closing Level. The Index Sponsor will publish notice of any such modification or change and the effective date thereof in the manner described above.

THE TRENDS INDEX

The Deutsche Bank Trends x12 Excess Return Index (the “Trends Index”) is designed to reflect the return of an investment strategy that systematically selects long and short positions in Eurodollar futures contracts seeking to capture returns generated by trends in short-term interest rates. If the Trends Index methodology suggests that short-term rates are expected to go down, the Trends Index seeks to capture the position by taking a long position in the fifth available Eurodollar futures contract (ranked chronologically), and if the Trends Index methodology suggests that short-term rates are expected to go up, the Trends Index seeks to capture the position by taking a short position in the fourth Eurodollar futures contract, as described below.  The Trends Index will generate positive returns if short term U.S. dollar interest rates rise or fall as expected by reference to the investment strategy.  A long position in Eurodollar futures contract is expected to generate positive returns when short term U.S. dollar interest rates fall. A short position in a Eurodollar futures contract is expected to generate positive returns when short term U.S. dollar interest rates rise. The inception date of the Trends Index is November 3, 2010.

At all times, the Trends Index is either 100% invested in a long fifth Eurodollar futures contract position or 100% invested in a short fourth Eurodollar futures contract position.  The returns are leveraged to twelve times the notional of the Trends Index at rebalancing.  In calculating the level of the Trends Index, the Index Sponsor deducts a 12 basis points fee per quarterly roll to cover the rebalancing costs. The level of the Trends Index is adjusted on a rolling basis to reflect the rebalancing costs.

The Trends Index is rebalanced on a quarterly basis three business days prior to the third Wednesday of March, June, September and December in each year.  The third Wednesday of March, June, September and December are each referred to as an “IMM Date.”  A position switch in the holdings of the Trends Index may happen only at quarterly rebalancing dates.  The new position of the Trends Index is decided on the signal date, which is the day that is one business day before each rebalancing day.

On the signal date, the relevant futures position is determined as a function of the overall rising rates or falling rates signal.  To decide the overall rising rates or falling rates signal, the Trends Index first looks at the rate cycle signal.  The rate cycle signal uses the change in 3-month USD LIBOR over the past quarter to determine if the Federal Reserve Board seems to be raising or lowering interest rates.   The change in 3-month USD LIBOR is calculated by taking the difference between 3-month USD LIBOR on the current signal date and the preceding signal date and then rounding it to the nearest basis point. A movement of 50 basis points or more in 3 month USD LIBOR over a quarter is deemed to be material. If the 3-month USD LIBOR has gone up materially in the preceding quarter, the Trends Index will take it as a rate hiking or tightening cycle and will generate a rates rising signal.  The Trends Index will then invest 100% into a short fourth Eurodollar futures contract position for the next rebalancing quarter.  Conversely, if 3-month USD LIBOR has lowered materially during the previous 3 months, the Trends Index will consider it as a rate cutting or easing cycle, thus generating a rates falling signal.  The Trends Index will then invest 100% into a long fifth Eurodollar futures contract position in the next rebalancing quarter.

If, on a signal date, there is no material change in the 3-month USD LIBOR in the past 3 months, then the Trends Index will default to the carry signal. On a signal day, the carry of going long the fifth Eurodollar futures contract over the next quarter is estimated as the price of the current fourth Eurodollar futures contract minus the price of the current fifth Eurodollar futures contract.  The carry of going short the fourth Eurodollar futures contract over the next quarter is estimated as the price of the current fourth Eurodollar futures contract minus the price of the current third Eurodollar futures contract.  If the expected carry of going long the fifth Eurodollar futures contract is greater than or equal to the expected carry of short the fourth Eurodollar futures contract with the closing Eurodollar futures contract prices on the signal day, this criterion generates a rates falling signal, and the Trends Index will then invest 100% into a long fifth Eurodollar futures contract position in the next rebalancing quarter.  If the expected carry of going long the fifth Eurodollar futures contract is less than the expected carry of short the fourth Eurodollar futures contract with the closing Eurodollar futures contract prices on the signal day, this criterion generates a rates rising signal, and the Trends Index will then invest 100% into a short fourth Eurodollar futures contract position in the next rebalancing quarter.

Calculation of the Trends Index Closing Level

The Trends Index is calculated on a daily basis using market quoted rates at 10:30 am EST.  The Trends Index closing level is calculated as follows:

If the Trends Index is in a falling rates position:

IER(t) = IER(t-1) + L x IER(r) x ((ED5(t) – ED5(t-1) – C(t)) / 100)

If the Trends Index is in a rising rates position:

IER(t) = IER(t-1) - L x IER(r) x ((ED4(t) – ED4(t-1) – C(t)) / 100)

Where,

ED4(t-1) means the fourth Eurodollar future contracts price on index calculation day t-1.

ED4(t) means the fourth Eurodollar future contracts price on index calculation day t

ED5(t-1) means the fifth Eurodollar future contracts price on index calculation day t-1

ED5(t) means the fifth Eurodollar future contracts price on index calculation day t

L means the leverage factor, equal to 12

C(t) means the accrued rebalancing cost on day t

IER(r) means the Trends Index level on the last rebalancing day r

IER(t) means the Trends Index level on day t

The “Eurodollar futures contract” means any cash settled futures contract, listed on the Chicago Mercantile Exchange, or any relevant exchange, as determined by the Index Sponsor, which relates to a notional time deposit held in a commercial bank located outside of the United States, denominated in U.S. dollars, having a principal value of $1,000,000 with a three-month maturity paying a rate of interest equal to 3 month USD LIBOR prevailing on the relevant expiry date.

The “expiry date” means with respect to any Eurodollar futures contract and any IMM Date, the date when such Eurodollar futures contract is settled in accordance with the rules and regulations of the Chicago Mercantile Exchange, which is the date falling two business days (as determined by the Chicago Mercantile Exchange) prior to such IMM Date.

Index Sponsor

Unless otherwise provided and subject to “Change in Methodology of the Trends Index” all determinations made by the Index Sponsor will be made by it in good faith and in a commercially reasonable manner by reference to such factors as the Index Sponsor deems appropriate and will be final, conclusive and binding in the absence of manifest error.

Disruption Events and Force Majeure Events

“Disruption Event”, in respect of any index business day, means an event (other than a Force Majeure Event and a national holiday or a day of national mourning) that would require the Index Sponsor to calculate the Trends Index on an alternative basis were such event to occur or exist on such day, all as determined by the Index Sponsor in its sole and absolute discretion.

Without limitation, each of the following may be a Disruption Event if so determined by the Index Sponsor in its sole and absolute discretion:

(i)
“Price Source Disruption”: any price source or any other information relevant to the Trends Index is temporarily or permanently discontinued, unavailable or not announced or published thereby preventing or restricting the information necessary for determining the Trends Index.

(ii)	“Trading Suspension”: the material suspension of trading in any relevant instrument.

(iii)
“Disappearance of any Instrument”: the failure of trading to commence, or the permanent discontinuation of trading in any instrument relevant to the calculation of the Trends Index (a “relevant instrument”).

(iv)	“Material Change in Formula”: the occurrence of a material change in the formula for or the method of calculating any relevant instrument.

(v)	“De Minimis Trading”: the number of relevant instruments traded on any relevant date is materially reduced or liquidity in the market for any relevant instrument is otherwise reduced for any reason.

(vi)
“Change of Law or Rules”: there is a change in, or amendment to, the laws, rules or regulations relating to any relevant instrument or a change in any application or interpretation of such laws, rules or regulations including, but not limited to, any general moratorium, if declared in respect of banking activities in any jurisdiction relating to any relevant instrument.

(vii)	“Settlement Disruption”: trading or settlement in respect of any relevant instrument is subject to any material disruption temporarily or permanently.

(viii)
“Tax Disruption”: the imposition of or change in or removal of any tax (including, without limitation, any excise, severance, sales, use, value-added, transfer, stamp, documentary, recording or similar tax) on, or in relation to any relevant instrument, by any government or taxation authority after the relevant base date of the Trends Index, if the effect of such imposition, change or removal is to raise or lower the price, rate or level at which such relevant instrument trades on the relevant exchange or in the relevant market on any relevant date from what it would have been without that imposition or change or removal.

(ix)
“Hedging Disruption”: The Index Sponsor determines that it and/or any of its affiliates would be unable, after using commercially reasonable efforts, to: (A) acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction(s) or asset(s) it deems necessary to hedge its position in relation to any securities issued or other relevant transactions relating to or calculated by reference to the Trends Index; or (B) realize, recover or remit the proceeds of any such transaction(s) or asset(s).

“Force Majeure Event” means an event or circumstance (including, without limitation, a systems failure, fire, building evacuation, natural or man-made disaster, act of God, armed conflict, act of terrorism, act of state, riot or labor disruption or any similar intervening circumstance) that affects the ability of the Index Sponsor to calculate or determine the Trends Index and which is beyond the reasonable control of the Index Sponsor.

Change in Methodology of the Trends Index

In calculating and determining the value of the Trends Index, the Index Sponsor will, subject to the provisions below, employ the methodology described above. The application of such methodology by the Index Sponsor will be conclusive and binding.  While the Index Sponsor currently employs the above described methodology to calculate the Trends Index, no assurance can be given that fiscal, market, regulatory, juridical, financial or other circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting transactions on the same or similar terms to any relevant instrument for which values will be determined in relation to the Trends Index) will not arise that would, in the view of the Index Sponsor, necessitate or make desirable a modification of or change to such methodology and the Index Sponsor shall be entitled to make any such modification or change.

The Index Sponsor may make modifications to the terms of the Trends Index in any manner that it may deem necessary or desirable, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any ambiguity or defective provision contained in this description. In particular, but without limitation, the Index Sponsor may, at any time and without notice, change the frequency of calculation of the Trends Index closing level and make such adjustment to the methodology described in this description as it deems necessary, in its sole and absolute discretion, to take account of the amended frequency of calculation.

The Index Sponsor may, in its sole and absolute discretion, at any time and without notice, terminate the calculation and publication of the Trends Index.

Availability and Publication of the Trends Index Closing Level and Adjustments

The Trends Index closing level will be published on Bloomberg under the title “DBTRDUSX.”

Historical Information

The Fed Funds Index

The publication of Fed Funds Index began on October 15, 2007. The historical performance data below from October 15, 2007 through November 14, 2011 represent the actual performance of the Fed Funds Index. The performance data prior to October 15, 2007 reflect a retrospective calculation of the levels of the Fed Funds Index using archived data and the current methodology for the calculation of the Fed Funds Index. The closing level of the Fed Funds Index on November 14, 2011 was 171.7574. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of the Fed Funds Index was possible at any time prior to October 15, 2007. The historical levels of the Fed Funds Index should not be taken as an indication of future performance, and no assurance can be given as to the Final Reference Level. We cannot give you assurance that the performance of the Fed Funds Index will result in the return of any portion of your initial investment.

The Harvest Index

The publication of the Harvest Index began on May 11, 2008. The historical performance data below from May 11, 2008 through November 14, 2011 represent the actual performance of the Harvest Index. The performance data prior to May 11, 2008 reflect a retrospective calculation of the levels of the Harvest Index using archived data and the current methodology for the calculation of the Harvest Index. The closing level of the Harvest Index on November 14, 2011 was 528.29. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of the Harvest Index was possible at any time prior to May 11, 2008. The historical levels of the Harvest Index should not be taken as an indication of future performance, and no assurance can be given as to the Final Reference Level of the Harvest Index. We cannot give you assurance that the performance of the Harvest Index will result in the return of any of your initial investment.

EMERALD

The publication of EMERALD began on October 12, 2009. The historical performance data below from October 12, 2009 through November 14, 2011 represent the actual performance of EMERALD. The performance data prior to October 12, 2009 reflect a retrospective calculation of the levels of EMERALD using archived data and the current methodology for the calculation of EMERALD. The closing level of EMERALD on November 14, 2011 was 210.53. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of EMERALD was possible at any time prior to October 12, 2009. The historical levels of EMERALD should not be taken as an indication of future performance, and no assurance can be given as to the Final Reference Level of EMERALD. We cannot give you assurance that the performance of EMERALD will result in the return of any portion of your initial investment.

The Haven Index

The publication of the Haven Index began on October 15, 2010. The historical performance data below from October 15, 2010 through November 14, 2011 represent the actual performance of the Haven Index. The closing level of the Haven Index on November 14, 2011 was 293.51. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of the Haven Index was possible at any time prior to October 15, 2010. The historical levels of the Haven Index should not be taken as an indication of future performance, and no assurance can be given as to the Final Reference Level of the Haven Index. We cannot give you assurance that the performance of the Haven Index will result in the return of any portion of your initial investment.

The Trends Index

The publication of the Trends Index began on November 3, 2010. The historical performance data below from November 3, 2010 through November 14, 2011 represent the actual performance of the Trends Index. The closing level of the Trends Index on November 14, 2011 was 2,085.0044. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of the Trends Index was possible at any time prior to November 3, 2010. The historical levels of the Trends Index should not be taken as an indication of future performance, and no assurance can be given as to the Final Reference Level of the Trends Index. We cannot give you assurance that the performance of the Trends Index will result in the return of any portion of your initial investment.

GENERAL TERMS OF THE SECURITIES

The following description of the terms of the securities supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities of Deutsche Bank Aktiengesellschaft” in the accompanying prospectus. Capitalized terms used but not defined in this term sheet have the meanings assigned to them in the accompanying prospectus supplement or prospectus.

General

The securities are senior unsecured obligations of Deutsche Bank AG that are linked to a basket of five indices.  The securities are our Series A notes referred to in the accompanying prospectus supplement and prospectus. The securities will be issued by Deutsche Bank AG under an indenture among us, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as issuing agent, paying agent, and registrar.

The securities are our senior unsecured obligations and will rank pari passu with all of our other senior unsecured obligations.

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency.

The specific terms of the securities are set forth under the heading “Key Terms” on the cover page of this term sheet and in the subsections below.

Market Disruption Events

With respect to the Harvest Index, a “Market Disruption Event” means a determination by the Calculation Agent in its sole discretion that the occurrence or continuance of one or more of the following events materially interfered or interferes with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the securities:

•
a termination or suspension of, or material limitation or disruption in the trading of any Exchange Traded Instrument (including, but not limited to, the occurrence or announcement of a limitation on, or suspension of, the trading of an applicable Exchange Traded Instrument imposed by the Relevant Exchange on which such Exchange Traded Instrument is traded by reason of movements exceeding “limit up” or “limit down” levels permitted by such Relevant Exchange) within the Harvest Index (or the relevant successor index); or

•
the settlement price of any Exchange Traded Instrument within the Harvest Index (or the relevant Successor Index) has increased or decreased from the previous day’s settlement price by the maximum amount permitted under the rules of the Relevant Exchange; or

•	failure by the Relevant Exchange or other price source to announce or publish the settlement price of any Exchange Traded Instrument within the Harvest Index (or the relevant Successor Index); or

•	failure by the Index Sponsor (or the relevant successor Index Sponsor) to publish the closing level of the Basket Index (or the relevant Successor Index); or

•	a Commodity Hedging Disruption Event (as defined below).

With respect to the Harvest Index, if a Market Disruption Event occurs to an Exchange Traded Instrument relating to a commodity underlying the S&P GSCI Light Energy Index, and such commodity is also a DBLCI-OY constituent commodity, the Market Disruption Event shall be deemed to have also occurred to such DBLCI-OY constituent commodity underlying the Benchmark Booster Index and its related Exchange Traded Instrument. If a Market Disruption Event occurs to an Exchange Traded Instrument relating to a commodity underlying the Benchmark Booster Index, the Market Disruption Event shall be deemed to have also occurred to such commodity underlying the S&P GSCI Light Energy Index and its related Exchange Traded Instrument.

“Exchange Traded Instrument” means a futures contract relating to a commodity underlying a Basket Index.

With respect to EMERALD, a “Market Disruption Event” means, as determined by the Calculation Agent in its sole discretion, the occurrence or continuance of a “Disruption Event,” “Force Majeure Event” or “Underlying Index Event” as defined in underlying supplement No. 5.

With respect to the Fed Funds Index, a “Market Disruption Event” means, as determined by the Calculation Agent in its sole discretion, that the inter-bank overnight interest rate (Bloomberg: FEDL01) is unavailable or is published in error.

With respect to the Trends Index, a “Market Disruption Event” means, as determined by the Calculation Agent in its sole discretion, the occurrence or continuance of a “Disruption Event,” “Force Majeure Event” or “Index Adjustment Event” as defined within the descriptions of the Trends Index above.

With respect to the Haven Index, a “Market Disruption Event” means, as determined by the Calculation Agent in its sole discretion, the occurrence or continuance of a “Force Majeure Event,” “Index Disruption Event”  or “Base Index Disruption Event” as defined within the descriptions of the Harvest Index above.

“Business Day” means any day other than a day that (i) is a Saturday or Sunday, (ii) is a day on which banking institutions generally in the City of New York or London, England are authorized or obligated by law, regulation or executive order to close or (iii) is a day on which transactions in dollars are not conducted in the City of New York or London, England.

“Currency Business Day” means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City and London, England.

“Trading Day” means, for each Basket Index separately, a day, as determined by the Calculation Agent, on which trading is generally conducted on the Relevant Exchange for such Basket Index, notwithstanding any such Relevant Exchange closing prior to its scheduled closing time.

“Relevant Exchange” means, for each Basket Index, the primary organized exchanges or markets of trading, as determined by the Calculation Agent, for (i) any component then included in such Basket Index, or (ii) any futures or options contract or fund related to such Basket Index or to any component then included in such Basket Index.

Adjustments to Valuation Dates

A “Valuation Date” is any Redemption Trigger Valuation Date or Final Valuation Date. The Valuation Dates and the Trade Date are subject to adjustment as described below.

With respect to the Harvest Index, and for the purposes of this section, a “Valuation Date” shall also include the Trade Date. If a Market Disruption Event affecting one or more Exchange Traded Instruments underlying the Harvest Index is in effect on a Valuation Date or if any Valuation Date is not a Trading Day with regard to any Exchange Traded Instrument, the Calculation Agent will calculate the closing level of the Basket Index for the Valuation Date using:

(a)	for each Exchange Traded Instrument, the weight of the Exchange Traded Instrument within the Basket Index on the Valuation Date;

(b)
for each Exchange Traded Instrument for which the Valuation Date was a Trading Day and which did not suffer a Market Disruption Event on such day, the closing price for such Exchange Traded Instrument on that day; and

(c)
subject to the following paragraph, for each Exchange Traded Instrument for which the Valuation Date was not a Trading Day or which suffered a Market Disruption Event on such Valuation Date, the closing price for the Exchange Traded Instrument on the immediately succeeding Trading Day for such Exchange Traded Instrument on which no Market Disruption Event occurs or is continuing with respect to or affecting such Exchange Traded Instrument (a “Good Day”).

If a Good Day does not occur by:

(x)	the scheduled Trading Day after the Trade Date; or

(y)	the fifth scheduled Trading Day after the scheduled Valuation Date (other than a Trade Date),

then the Calculation Agent will determine and use in calculating the closing level of the Basket Index based on the closing price for the affected Exchange Traded Instrument on the scheduled Trading Day after the Trade Date or the fifth scheduled Trading Day (as applicable) in good faith and in a commercially reasonable manner.

With respect to EMERALD, if a closing level for EMERALD is not available on any Valuation Date due to the occurrence or continuation of a Market Disruption Event or a non-Trading Day, then such Valuation Date for EMERALD will be postponed to the next Trading Day upon which a Market Disruption Event with respect to EMERALD is not occurring and a closing level for the Basket Index is available; provided that the determination of such closing level will not be postponed more than five Trading Days after the originally scheduled Valuation Date. If the closing level of the disrupted EMERALD has not been determined as described in the previous sentence by the fifth Trading Day after the originally scheduled Valuation Date, the Calculation Agent will determine such closing level in good faith and in a commercially reasonable manner.

With respect to the Haven Index, if a closing level for the Haven Index is not available on any Valuation Date due to the occurrence or continuation of a Market Disruption Event or a non-Currency Business Day, then such Valuation Date for the Haven Index will be postponed to the immediately succeeding Currency Business Day upon which no Market Disruption Event with respect to the Haven Index occurs or is continuing; provided that the determination of such closing level will not be postponed more than five Currency Business Days after the originally scheduled Valuation Date.  If the closing level of the disrupted Haven Index has not been determined as described in the previous sentence by the fifth Currency Business Day after the originally scheduled Valuation Date, the Calculation Agent will determine such closing level in good faith and in a commercially reasonable manner.

With respect to the Trends Index, if a closing level for the Trends Index is not available on any Valuation Date due to the occurrence or continuation of a Market Disruption Event or a non-Trading Day, then such Valuation Date for the Trends Index will be postponed to the immediately succeeding Trading Day upon which no Market Disruption Event with respect to the Trends Index occurs or is continuing; provided that the determination of such closing level will not be postponed more than five Trading Days after the originally scheduled Valuation Date.  If the closing level of the disrupted Trends Index has not been determined as described in the previous sentence by the fifth Trading Day after the originally scheduled Valuation Date, the Calculation Agent will determine such closing level in good faith and in a commercially reasonable manner.

With respect to the Fed Funds Index, if a closing level for the Fed Funds Index is not available on any Valuation Date due to the occurrence or continuation of a Market Disruption Event, then the closing level of the Fed Funds Index for such Valuation Date shall be determined by the Calculation Agent in good faith and in a commercially reasonable manner.

The closing level for a Basket Index not affected by a Market Disruption Event will be determined on the originally scheduled Valuation Date. The Valuation Date for each Basket Index will be adjusted in accordance with the provisions set out above. Any Valuation Date for the Basket Index not affected by a Market Disruption Event will be the scheduled Valuation Date and is not subject to any adjustment set forth above.

Adjustments to Payment Dates

A “Payment Date” is the Maturity Date or Redemption Trigger Payment Date and is subject to adjustment as described below.

If a scheduled Payment Date is not a Business Day, then the Payment Date will be the next succeeding Business Day following such scheduled Payment Date.

If, due to a Market Disruption Event or non-Currency Business Day occurring with respect to any Basket Index, the postponed Final Valuation Date Redemption Trigger Valuation Date for any Basket Index or the date as of which the Calculation Agent determines the closing level of any Basket Index, as applicable, is postponed, the relevant Payment Date will be adjusted in order to maintain the same number of Business Days that originally had been scheduled between the Valuation Date and the relevant Payment Date.

Commodity Hedging Disruption Events

If a Commodity Hedging Disruption Event occurs, we will have the right, but not the obligation, to accelerate the payment on the securities by providing, or causing the Calculation Agent to provide, written notice of our election to exercise such right to the trustee at its New York office, on which notice the trustee may conclusively rely, as promptly as possible and in no event later than the Business Day immediately following the day on which such Commodity Hedging Disruption Event occurred. The amount due and payable per Face Amount of securities upon such acceleration will be determined by the Calculation Agent in good faith in a commercially reasonable manner on the date on which we deliver notice of such acceleration and will be payable on the fifth Business Day following the day on which the Calculation Agent delivers notice of such acceleration. We will provide, or will cause the Calculation Agent to provide, written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the securities as promptly as possible and in no event later than two Business Days prior to the date on which such payment is due. For the avoidance of doubt, the determination set forth above is only applicable to the amount due with respect to acceleration as a result of a Commodity Hedging Disruption Event.

A “Commodity Hedging Disruption Event” means that:

(a)
due to (i) the adoption of, or any change in, any applicable law, regulation or rule or (ii) the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law, rule, regulation or order (including, without limitation, as implemented by the CFTC or any exchange or trading facility), in each case occurring on or after the Trade Date, the Calculation Agent determines in good faith that it is contrary to such law, rule, regulation or order to purchase, sell, enter into, maintain, hold, acquire or dispose of our or our affiliates’ (A) positions or contracts in securities, options, futures, derivatives or foreign exchange or (B) other instruments or arrangements, in each case, in order to hedge individually or in the aggregate on a portfolio basis our obligations under the securities (“hedge positions”), including, without limitation, if such hedge positions are (or, but for the consequent disposal thereof, would otherwise be) in excess of any allowable position limit(s) in relation to any commodity traded on any exchange(s) or other trading facility (it being within the sole and absolute discretion of the Calculation Agent to determine which of the hedge positions are counted towards such limit); or

(b)
for any reason, we or our affiliates are unable, after using commercially reasonable efforts, to (i) acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction(s) or asset(s) the Calculation Agent deems necessary to hedge the risk of entering into and performing our commodity-related obligations with respect to the securities, or (ii) realize, recover or remit the proceeds of any such transaction(s) or asset(s).

Discontinuation of an Index; Alteration of Method of Calculation

If the sponsor of a Basket Index discontinues publication of such Basket Index and such sponsor or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued index (such index being referred to herein as a “Successor Index”), then any closing level will be determined by reference to the level of such Successor Index at the close of trading on the Relevant Exchange or market for the Successor Index on any date on which a value for such Basket Index must be taken for the purposes of the securities, including any Valuation Date (“Relevant Date”).

Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the securities.

If the sponsor discontinues publication of a Basket Index prior to, and such discontinuance is continuing on, any Relevant Date, and the Calculation Agent determines, in its sole discretion, that no Successor Index is available at such time, or the Calculation Agent has previously selected a Successor Index and publication of such Successor Index is discontinued prior to and such discontinuation is continuing on such Relevant Date, then the Calculation Agent will determine the closing level for such Basket Index for such date. Such closing level will be computed by the Calculation Agent in accordance with the formula for and method of calculating the relevant Basket Index or Successor Index, as applicable, last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently comprising such Basket Index or Successor Index, as applicable. Notwithstanding these alternative arrangements, discontinuance of the publication of a Basket Index or Successor Index, as applicable, may adversely affect the value of the securities.

If at any time the method of calculating a Basket Index or a Successor Index, or the level thereof, is changed in a material respect, or if a Basket Index or a Successor Index is in any other way modified so that the level of such Basket Index or Successor Index does not, in the opinion of the Calculation Agent, fairly represent the level of such Basket Index or Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on each date on which the closing level of such Basket Index is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a level of an index comparable to such Basket Index or Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the relevant closing level with reference to such Basket Index or Successor Index, as adjusted. Accordingly, if the method of calculating a Basket Index or Successor Index is modified so that the level of such Basket Index or Successor Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in such Basket Index or Successor Index), then the Calculation Agent will adjust such Basket Index or Successor Index in order to arrive at a level as if there had been no such modification (e.g., as if such split had not occurred).

Calculation Agent

Deutsche Bank AG, London Branch will act as the “Calculation Agent” for the securities. The Calculation Agent will determine all values and levels required for the purposes of the securities, whether there has been a Market Disruption Event or a discontinuation of a Basket Index and whether there has been a material change in the method of calculating a Basket Index. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different Calculation Agent from time to time after the Trade Date without your consent and without notifying you.

The Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity or upon a Redemption Trigger Event on or prior to 11:00 a.m. on the Business Day preceding the Maturity Date or Redemption Trigger Payment Date, as applicable.

All calculations with respect to the levels of the Basket Indices will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.876545 would be rounded to 0.87655); all dollar amounts related to determination of the payment per Face Amount of securities, if any, at maturity or upon a Redemption Trigger Event will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655); and all dollar amounts paid on the aggregate initial investment amount of securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Events of Default

Under the heading “Description of Debt Securities of Deutsche Bank Aktiengesellschaft – Events of Default” in the accompanying prospectus is a description of events of default relating to debt securities including the securities.

Payment Upon an Event of Default

In case an event of default with respect to the securities will have occurred and be continuing, the amount declared due and payable per Face Amount of securities upon any acceleration of the securities will be determined by the Calculation Agent and will be an amount in cash equal to the amount payable at maturity per Face Amount of securities as described under “Redemption Amount” herein, calculated as if the date of acceleration was the Final Valuation Date.

If the maturity of the securities is accelerated because of an event of default as described above, we will, or will cause the Calculation Agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the securities as promptly as possible and in no event later than two Business Days after the date of acceleration.

Modification

Under the heading “Description of Debt Securities of Deutsche Bank Aktiengesellschaft – Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities of Deutsche Bank Aktiengesellschaft – Discharge and Defeasance” are not applicable to the securities.

Listing

The securities will not be listed on any securities exchange.

DBSI intends to offer to purchase the securities in the secondary market, although it is not required to do so and may discontinue such activity at any time.

Book-Entry Only Issuance – The Depository Trust Company

The Depository Trust Company, or DTC, will act as securities depositary for the securities. The securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global securities certificates, representing the total aggregate initial investment amount of the securities, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes — Form, Legal Ownership and Denomination of Notes.”

Registrar, Transfer Agent and Paying Agent

Payment of amounts due at maturity or upon an early redemption on the securities will be payable and the transfer of the securities will be registrable at the office of Deutsche Bank Trust Company Americas (“DBTCA“) in The City of New York.

DBTCA or one of its affiliates will act as registrar and transfer agent for the securities. DBTCA will also act as paying agent and may designate additional paying agents.

Registration of transfers of the securities will be effected without charge by or on behalf of DBTCA, but upon payment (with the giving of such indemnity as DBTCA may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

The securities will be governed by and interpreted in accordance with the laws of the State of New York.

U.S. FEDERAL INCOME TAX CONSEQUENCES

           The following is a summary of the material U.S. federal income tax consequences of ownership and disposition of the securities. It applies to you only if you hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code (the “Code”). This discussion is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this term sheet may affect the tax consequences described below, possibly with retroactive effect. It does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances, including different consequences that may apply if you are a beneficial owner of the securities who is subject to special treatment under the U.S. federal income tax laws, such as a financial institution, a regulated investment company, a tax-exempt entity, a dealer in securities or a trader in securities who elects to apply a mark-to-market method of tax accounting, an entity classified as a partnership for U.S. federal income tax purposes, a person who holds the securities as a part of a straddle or conversion transaction, a U.S. holder (as defined below) who has a “functional currency” other than the U.S. dollar, or an individual non-U.S. holder (as defined below) who is present in the United States for 183 days or more in the taxable year in which your securities are sold or retired.

Tax Treatment of the Securities

We believe it is reasonable to treat the securities as prepaid financial contracts for U.S. federal income tax purposes, with the consequences described below. Due to the absence of authorities that directly address instruments that are similar to the securities, significant aspects of the U.S. federal income tax consequences of an investment in the securities are uncertain. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the treatment described herein. Accordingly, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments, some of which are discussed below) as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussion assumes that the treatment of the securities as prepaid financial contracts will be respected.

Tax Consequences to U.S. Holders

You are a “U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of securities who is: (i) a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any State therein or the District of Columbia; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment Prior to Maturity. You should not recognize taxable income or loss over the term of the securities prior to maturity, other than pursuant to a sale or exchange, as described below.

Sale, Exchange or Retirement of the Securities. Upon a sale, exchange or retirement of the securities (including upon a Redemption Trigger Event), you will recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange or retirement and your tax basis in the securities. Your tax basis in the securities should equal the amount you paid to acquire them. This gain or loss should be capital gain or loss and should be long-term capital gain or loss if you have held the securities for more than one year. The deductibility of capital losses is subject to certain limitations.

Possible Alternative Tax Consequences of an Investment in the Securities. Alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and/or character of income or loss with respect to the securities. It is possible, for example, that the securities could be treated as debt instruments issued by us. Under this treatment, the securities would be governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, even if you are a cash-method taxpayer, in each year that you held the securities you would be required to accrue into income “original issue discount” based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the securities, even though we will not be required to make any payment with respect to the securities other than the Redemption Amount. In addition, any income recognized upon a sale or exchange or at maturity would be ordinary in character. Moreover, if you were to recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

Even if the securities are treated as prepaid financial contracts, you might be required to include amounts in income during the term of the securities and/or to treat all or a portion of the gain or loss on the sale or retirement of the securities as ordinary income or loss or as short-term capital gain or loss, without regard to how long you held the securities. For instance, it is possible that any reconstitution, rebalancing, recomposition, change in methodology of or substitution of a successor to a Basket Index or an index constituent could result in a “deemed” taxable exchange that could cause you to recognize gain or loss (subject, in the case of loss, to possible application of the “wash sale” rules) as if you had sold or exchanged the securities.

Because part of the Redemption Amount is determined by reference to the Deutsche Bank Balanced Currency Harvest Index, it is also possible that certain rules and regulations relating to foreign currency instruments under Section 988 of the Code could apply to the securities. If these rules were to apply, all or a portion of your gain or loss on the securities that would otherwise be treated as capital gain or loss could be treated as ordinary income or loss, unless before the close of the day on which you acquired your securities you made a valid election pursuant to the applicable Treasury regulations to treat such gain or loss as capital gain or loss. We believe that it is reasonable to treat the election as available to the extent that Section 988 would otherwise apply and that there should be no adverse consequences as a result of having made a protective election under Section 988. To make the election, you must, in accordance with detailed procedures set forth in the regulations under Section 988 of the Code, either (a) clearly identify the securities on your books and records, on the day you acquire them, as being subject to such an election and file the relevant statement verifying such election with your federal income tax return or (b) obtain “independent verification” of the election. You should consult your tax adviser regarding the availability of the election, the advisability of making it, the conditions and procedures for doing so and special reporting rules applicable to certain losses that are treated as ordinary pursuant to Section 988 of the Code.

In 2007, Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the securities. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by the 2007 notice, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Legislation Enacted in 2010

Legislation enacted in 2010 requires certain individuals who hold “debt or equity interests” in any foreign financial institution such as us that are not “regularly traded on an established securities market” to report information about such holdings on their U.S. federal income tax returns unless a regulatory exemption is provided.  If you are an individual, you should consult your tax adviser regarding this legislation.

Tax Consequences to Non-U.S. Holders

You are a “non-U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of securities who is: (i) a nonresident alien individual, (ii) a foreign corporation or (iii) a foreign estate or trust.

Sale, Exchange or Retirement of the Securities. Any gain from the sale, exchange or retirement of the securities (including upon a Redemption Trigger Event) should not be subject to U.S. federal income tax, including withholding tax, unless such gain is effectively connected with your conduct of a trade or business in the United States, as described below.

Income Effectively Connected with a Trade or Business in the United States. If you are engaged in a trade or business in the United States, and income from the securities is effectively connected with your conduct of that trade or business, you generally will be taxed in the same manner as a U.S. holder. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the securities, including the possible imposition of a 30% branch profits tax if you are a corporation.

Tax Consequences Under Possible Alternative Treatments. If the securities were treated as indebtedness, any income from the securities would not be subject to U.S. federal income tax, including withholding tax, provided generally that (i) you have certified on IRS Form W-8BEN, under penalties of perjury, that you are not a United States person or otherwise satisfied applicable requirements; and (ii) any income from the securities was not effectively connected with your conduct of a trade or business in the United States.

As described above under “—Tax Consequences to U.S. Holders—Possible Alternative Tax Consequences of an Investment in the Securities,” in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the securities. The notice focuses, among other things, on the degree, if any, to which income realized with respect to such instruments by non-U.S. persons should be subject to withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might require non-U.S. holders to accrue income, subject to withholding tax, over the term of the securities, possibly on a retroactive basis. You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by the 2007 notice.

It is possible that the IRS will determine, based on legislation enacted in 2010, that the payment of the portion of the Redemption Amount deemed attributable to dividend payments made by U.S. corporations (or the receipt of sales proceeds deemed attributable to such dividend payments) constitutes U.S.-source dividend income, subject to U.S. withholding tax at a rate of 30% (or a lower treaty rate, if applicable), possibly on a retroactive basis.  Alternatively, withholding tax might be due each time a DB Regional Style Index is credited with an amount that reflects underlying dividends paid by U.S. corporations, even though you would not receive a cash payment at that time, in which case we may deduct the amount of any such tax from amounts subsequently payable with respect to your securities.  In either case, we would not pay any additional amounts on account of any such withholding tax.  You should consult your tax adviser regarding the possible imposition of withholding tax under this legislation.

Information Reporting and Backup Withholding

   You may be subject to information reporting. You may also be subject to backup withholding at the rate specified in the Code on the amounts you receive from a sale, exchange or retirement of the securities unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. If you are a non-U.S. holder and you provide a properly executed IRS Form W-8 appropriate to your circumstances, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

USE OF PROCEEDS; HEDGING

The net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the securities as more particularly described in “Use of Proceeds” in the accompanying prospectus. The issue price of the securities includes each agent’s commissions (as shown on the cover page of this term sheet) paid with respect to the securities which commissions, as to agents affiliated with us, include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the securities. The estimated cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss.

On or prior to the Trade Date, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the securities by taking positions in the Basket Indices, the components underlying the Basket Indices, or securities whose value is derived from the Basket Indices or their constituents. While we cannot predict an outcome, such hedging activity or other hedging or investment activity of ours could potentially increase the level of the Basket, and therefore effectively establish a higher level that the Basket must achieve for you to obtain a return on your investment or avoid a loss of your initial investment at maturity or upon early redemption pursuant to the occurrence of a Redemption Trigger Event. From time to time, prior to maturity of the securities, we may pursue a dynamic hedging strategy which may involve taking long or short positions in the Basket Indices, the components underlying the Basket Indices, or securities whose value is derived from the Basket Indices or its constituents. Although we have no reason to believe that any of these activities will have a material impact on the levels of the Basket Indices or the value of the securities, we cannot assure you that these activities will not have such an effect.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No security holder shall have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions contained in the Distribution Agreements entered into between Deutsche Bank AG and Deutsche Bank Securities Inc. (“DBSI”), as agent, and certain other agents that may be party to either Distribution Agreement from time to time (each an “Agent” and collectively with DBSI, the “Agents”), each Agent participating in this offering of securities has agreed to purchase, and we have agreed to sell, the Face Amount of securities set forth on the cover page of the pricing supplement. Each Agent proposes initially to offer the securities directly to the public at the public offering price set forth in the pricing supplement.

We expect to pay a portion of the Fed Funds Adjustment Factor as a commission to brokerage firms, which may include DBSI, and their affiliates, whose clients purchased securities in this offering. After the initial offering of the securities, the Agents may vary the offering price and other selling terms from time to time. The issue price of the securities includes fees paid with respect to the securities and the cost of hedging the Issuer’s obligations under the securities.

We own, directly or indirectly, all of the outstanding equity securities of DBSI. The net proceeds received from the sale of the securities will be used, in part, by DBSI or one of its affiliates in connection with hedging our obligations under the securities. The underwriting arrangements for this offering comply with the requirements of Rule 5121 of the Financial Industry Regulatory Authority (FINRA) regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with Rule 5121, DBSI may not make sales in offerings of the securities to any of its discretionary accounts without the prior written approval of the customer.

DBSI or another Agent may act as principal or agent in connection with offers and sales of the securities in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

In order to facilitate the offering of the securities, DBSI may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, DBSI may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities for its own account. DBSI must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if DBSI is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, DBSI may bid for, and purchase, securities in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. DBSI is not required to engage in these activities, and may end any of these activities at any time.

To the extent the total aggregate Face Amount of securities offered pursuant to the pricing supplement is not purchased by investors, one or more of our affiliates may agree to purchase for investment the unsold portion. As a result, upon completion of this offering, our affiliates may own up to approximately 10% of the securities offered in this offering.

No action has been or will be taken by us, DBSI or any dealer that would permit a public offering of the securities or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

Each Agent has represented and agreed, and each dealer through which we may offer the securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Settlement

We expect to deliver the securities against payment for the securities on the Settlement Date indicated above, which may be a date that is greater than three business days following the Trade Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to transact in securities more than three business days prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement if the securities are to be issued more than three business days after the Trade Date.